LOAN AGREEMENT



                            Dated as of June 30, 2007




                                      among




                                 GTJ REIT, INC.,
                            GREEN ACQUISITION, INC.,
                           TRIBORO ACQUISITION, INC.,
                           JAMAICA ACQUISITION, INC.,
                            165-25 147TH AVENUE, LLC,
                      49-19 ROCKAWAY BEACH BOULEVARD, LLC,
                           85-01 24TH AVENUE, LLC, and
                        114-15 GUY BREWER BOULEVARD, LLC,
                                  as Borrowers

                                       and


                   ING USA ANNUITY AND LIFE INSURANCE COMPANY,
                     ING LIFE INSURANCE AND ANNUITY COMPANY,
                      RELIASTAR LIFE INSURANCE COMPANY, and
                   SECURITY LIFE OF DENVER INSURANCE COMPANY,
                               as Initial Lenders

                                TABLE OF CONTENTS


                                                                                                                Page

1.       DEFINITIONS; CONSTRUCTION...............................................................................1

         1.1      Definitions....................................................................................1

         1.2      Accounting Terms..............................................................................21

         1.3      Construction..................................................................................21

2.       COMMITMENTS............................................................................................22

         2.1      Commitments...................................................................................22

         2.2      Deposit; Fees.................................................................................23

3.       LOANS..................................................................................................23

         3.1      Revolving Loans...............................................................................23

         3.2      Mortgage Loans................................................................................24

         3.3      Initial Term Loans............................................................................24

         3.4      Additional Term Loans.........................................................................24

         3.5      Joint and Several Obligations.................................................................25

         3.6      Maximum Liability of Each Subsidiary Borrower.................................................25

4.       PAYMENTS...............................................................................................27

         4.1      Interest Payments.............................................................................27

         4.2      Payment of Principal at Maturity..............................................................27

         4.3      Application of Proceeds of Casualty or Condemnation...........................................28

         4.4      Mandatory Offer to Prepay Upon Change of Control..............................................29

         4.5      Optional Prepayment...........................................................................29

         4.6      Make-Whole Amount.............................................................................30

         4.7      Method of Payment; When Payments Deemed Made; Allocation of Partial Prepayments...............32

         4.8      Payments Due on Non-Business Days.............................................................32

         4.9      Breakage Cost Indemnity.......................................................................32

5.       CONDITIONS PRECEDENT...................................................................................33

         5.1      Conditions Precedent to Effectiveness.........................................................33

         5.2      Conditions Precedent to all Loans.............................................................36

6.       REPRESENTATIONS AND WARRANTIES.........................................................................36


                                      -i-

         6.1      Borrowers.....................................................................................36

         6.2      Lenders.......................................................................................43

7.       COVENANTS..............................................................................................45

         7.1      Debt Service Coverage.........................................................................45

         7.2      Unsecured Debt Service Coverage...............................................................45

         7.3      Leverage......................................................................................45

         7.4      Unencumbered Assets...........................................................................45

         7.5      Avis Property.................................................................................45

         7.6      Ownership and Pledges of Interests............................................................45

         7.7      Ownership of NYC Properties...................................................................46

         7.8      NYC Property Operating Subsidiaries...........................................................46

         7.9      LIBOR Cap.....................................................................................47

         7.10     REIT Status...................................................................................47

         7.11     Merger, Consolidation, Etc....................................................................48

         7.12     Liens.........................................................................................48

         7.13     Transactions with Affiliates..................................................................49

         7.14     Line of Business..............................................................................49

         7.15     Plans and Multiemployer Plans.................................................................49

         7.16     Financial and Business Information............................................................50

         7.17     Officer's Certificate.........................................................................51

         7.18     Visitation....................................................................................51

         7.19     Compliance with Law...........................................................................52

         7.20     Insurance.....................................................................................52

         7.21     Maintenance of Properties.....................................................................52

         7.22     Payment of Taxes and Claims...................................................................53

         7.23     Existence, etc................................................................................53

         7.24     Terrorism Sanctions Regulations...............................................................53

         7.25     Books and Records.............................................................................53

         7.26     Disclosure of Separateness of NYC Property Operating Subsidiaries.............................53

         7.27     Fiscal Years..................................................................................54

8.       DEFAULTS; REMEDIES.....................................................................................54

         8.1      Events of Default.............................................................................54

         8.2      Acceleration..................................................................................56

                                      -ii-

         8.3      Other Remedies................................................................................57

         8.4      No Waivers or Election of Remedies, Expenses, etc.............................................57

9.       MISCELLANEOUS..........................................................................................58

         9.1      Amendment and Waiver..........................................................................58

         9.2      Costs and Expenses............................................................................59

         9.3      Confidential Information......................................................................59

         9.4      Registration; Exchange; Substitution of Notes.................................................60

         9.5      Notices.......................................................................................62

         9.6      Successors and Assigns........................................................................62

         9.7      Severability..................................................................................62

         9.8      Counterparts; Execution and Delivery by Facsimile or E-mail...................................62

         9.9      Waiver of Jury Trial..........................................................................63

         9.10     Governing Law.................................................................................63

         9.11     Authority of Individual Lenders; Sharing Among Lenders........................................63

         9.12     ING-Affiliated Lenders, etc...................................................................63


Exhibits and Schedules
----------------------

Schedule A........         -       Information Relating to Lenders
Schedule 6.1(d)...         -       Disclosure Documents
Schedule 6.1(e)...         -       Subsidiaries; Affiliates
Schedule 6.1(f)...         -       Financial Statements
Schedule 6.1(i)...         -       Litigation, etc.
Schedule 6.1(j)...         -       Taxes
Schedule 6.1(m)...         -       ERISA
Schedule 6.1(p)...         -       Liens; Debt
Schedule 6.1(t)...         -       Environmental Matters
Schedule 7.13.....         -       Specified Affiliate Transactions
Schedule 9.5(a)...         -       Notice Information for Borrowers

Exhibit 1.1.......         -       Form of Declaration as to Avis Property
Exhibit 5.1(a)(ii)(1)      -       Form of Mortgage Note
Exhibit 5.1(a)(ii)(2)      -       Form of Non-Mortgage Note
Exhibit 5.1(a)(iii)        -       Form of Assignment of Leases and Rents
Exhibit 5.1(a)(iv)         -       Form of Servicing Agreement
Exhibit 5.1(a)(v).         -       Form of NYC Property Mortgage
Exhibit 5.1(a)(vi)(1)      -       Form of Parent Pledge Agreement
Exhibit 5.1(a)(vi)(2)      -       Form of Green Pledge Agreement
Exhibit 5.1(a)(vi)(3)      -       Form of Triboro Pledge Agreement
Exhibit 5.1(a)(vi)(4)      -       Form of Jamaica Pledge Agreement

Exhibit 5.1(a)(vii)(1)     -       Form of NYC Tenant's Estoppel Certificate
Exhibit 5.1(a)(vii)(2)     -       Form of NYC Side Letters
Exhibit 5.1(a)(viii)       -       Form of Initial LIBOR Cap Agreement
Exhibit 5.1(a)(ix)         -       Form of LIBOR Cap Security Agreement
Exhibit 5.1(a)(x).         -       Opinion of Counsel to Borrowers
Exhibit 5.2(b)....         -       Form of Funding Notice
Exhibit 9.4(b)....         -       Form of Lender Assignment and Acceptance

                                 LOAN AGREEMENT


     This Loan Agreement, dated as of June 30, 2007 (this "Agreement"), is among GTJ REIT, INC., a Maryland corporation (the "Parent"); GREEN ACQUISITION, INC., a New York corporation (the "Green Intermediate Subsidiary"); TRIBORO ACQUISITION, INC., a New York corporation (the "Triboro Intermediate Subsidiary"); JAMAICA ACQUISITION, INC., a New York corporation (the "Jamaica Intermediate Subsidiary"); 165-25 147TH AVENUE, LLC, a New York limited liability company (the "First Green Operating Subsidiary"); 49-19 ROCKAWAY BEACH BOULEVARD, LLC, a New York limited liability company (the "Second Green Operating Subsidiary"); 85-01 24TH AVENUE, LLC, a New York limited liability company (the "Triboro Operating Subsidiary"); 114-15 GUY BREWER BOULEVARD, LLC, a New York limited liability company (the "Jamaica Operating Subsidiary") (the Parent, the Green Intermediate Subsidiary, the Triboro Intermediate Subsidiary, the Jamaica Intermediate Subsidiary, the First Green Operating Subsidiary, the Second Green Operating Subsidiary, the Triboro Operating Subsidiary, and the Jamaica Operating Subsidiary, collectively, the "Borrowers"); ING USA ANNUITY AND LIFE INSURANCE COMPANY; ING LIFE INSURANCE AND ANNUITY COMPANY; RELIASTAR LIFE INSURANCE COMPANY; and SECURITY LIFE OF DENVER INSURANCE COMPANY (collectively, the "Initial Lenders" and, together with any other Lenders from time to time party hereto, the "Lenders").

     The Borrowers have requested the Initial Lenders to provide the multiple loan facilities hereinafter described in the amounts and on the terms and conditions set forth herein. The Initial Lenders have agreed to provide such loan facilities on such terms and conditions.

     In consideration of the foregoing and the mutual agreements set forth below, and for other good and valuable consideration, the parties hereby agree and covenant as follows:

1. DEFINITIONS; CONSTRUCTION.

     1.1 Definitions.

     As used herein (and in the attached Schedules and Exhibits), each following term has the respective meaning indicated below, in the other agreement indicated below or in the Section or other part of this Agreement indicated below:

     "Acceptable LIBOR Cap Agreement" means the Initial LIBOR Cap Agreement and any Replacement LIBOR Cap Agreement, provided that (a) the Initial LIBOR Cap Counterparty and any other counterparty to the LIBOR Cap SPE under any such agreement(s) shall at all times be a bank or other financial institution regularly engaged in the over-the-counter derivatives market with a rating of its long-term unsecured debt of not less than "A" by S&P and not less than "A" by Moody's, (b) the notional amount of the LIBOR cap provided thereunder shall at all times be not less than the maximum aggregate principal amount of the Revolving Loans committed to by the Lenders under this Agreement (including both outstanding and undrawn amounts) and (c) any such agreement(s) shall have a LIBOR strike of not greater than 8.5% during the Initial Term and not greater than 10% during any Extension Term.

     "Additional Term Loans" is defined in Section 3.4(a).

     "Additional Term Loan Interest Rate" means a fixed rate of interest per annum, determined in accordance with Section 3.4(e), equal to the greater of

     (a) the sum of the Applicable Treasury Yield as of the Additional Term Loan Rate Determination Date plus 1.60%, and

     (b) the sum of the Merrill Lynch Bond Index as of the Additional Term Loan Rate Determination Date plus 0.81%.

     "Additional Term Loan Maturity Date" is defined in Section 3.4(c)(iii).

     "Additional  Term Loan  Rate  Determination  Date" is  defined  in  Section
3.4(e).

     "Adjusted Non-Real Estate Assets" means, at any time, the amount at which all non-real estate assets (other than accounts receivable and goodwill) of the Consolidated Group would be shown on a balance sheet of the Consolidated Group at such time, determined on a consolidated basis in accordance with GAAP.

     "Administrative Agent" is defined in Section 9.12.

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

     "Aggregate Non-Mortgage Commitment Amount" means (a) during the Initial Term, $71,500,000 (less the aggregate amount of any permanent reductions of the Aggregate Non-Mortgage Commitment Amount pursuant to Section 4.3), and (b) during any Extension Term, $69,000,000 (less the aggregate amount of any permanent reductions of the Aggregate Non-Mortgage Commitment Amount pursuant to
Section 4.3).

     "Agreement" is defined in the introductory paragraph.

     "Anti-Terrorism Order" means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49,079 (2001), as amended.

     "Applicable Interest Rate" means:

     (a) with respect to any Revolving Loan, the Variable Interest Rate;

     (b) with respect to the Mortgage Loans, the rate per annum specified in the Mortgage Notes;

     (c) with respect to the Initial Term Loans, the Initial Term Loan Interest Rate; and

     (d) with respect to any Additional Term Loan, the Additional Term Loan Interest Rate;

provided that, during the continuance of an Event of Default, the Applicable Interest Rate with respect to any Loan shall (to the fullest extent permitted by law) be the Default Rate.

     "Applicable Treasury Yield" means the yield to maturity implied by (i) the yields reported as of 3:00 p.m. (New York City time) on the Additional Term Loan Rate Determination Date, on the display designated as "Page PX1" (or such other display as may replace Page PX1) on Bloomberg Financial Markets or, if Page PX1 (or its successor screen on Bloomberg) is unavailable, the Telerate Access Service screen that corresponds most closely to Page PX1, for the most recently issued actively traded U.S. Treasury securities having a maturity equal to the Additional Term Loan Maturity Date or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the Additional Term Loan Rate Determination Date, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Additional Term Loan Maturity Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Additional Term Loan Maturity Date and
(2) the actively traded U.S. Treasury security with the maturity closest to and less than the Additional Term Loan Maturity Date. The Applicable Treasury Yield shall be rounded to two decimal places (with rounding upward if the third decimal place is 5 or higher and rounding downward if the third decimal place is 4 or lower).

     "Application" means the Application, dated October 6, 2006, executed by the Parent as applicant, with respect to the transactions contemplated hereby.

     "Assignee" is defined in Section 9.4(b).

     "Assignment of Leases and Rents" is defined in Section 5.1(a)(iii).

     "Available Commitment" means, for each Lender, the unused portion of such Lender's Non-Mortgage Commitment (which shall be equal to the excess, if any, of such Lender's Non-Mortgage Commitment over such Lender's Non-Mortgage Loans outstanding) from time to time.

     "Avis Property" means all of the piece(s) or parcel(s) of real property commonly known as 23-85 87th Street, East Elmhurst, New York (as more particularly described in a title report dated February 21, 2007, and updated June 7, 2007, from First American Title Insurance Company of New York to ING Investment Management, LLC) (the "Avis Land"), together with (i) the appurtenances thereto, including all easements, rights-of-way, privileges, licenses and other rights and benefits belonging to, running with, or in any way relating to the Avis Land and (ii) all buildings, structures and other improvements now or hereafter situated upon the Avis Land.

     "Avis Property Debt" means, at any time, the sum, without duplication, of the principal amount of all Debt (other than Debt in respect of the Loans) that at such time is (a) secured by any Lien on all or a portion of the Avis Property or (b) secured by any Lien on all or a portion of any Interest in the Avis Property Operating Subsidiary.

     "Avis Property Operating Subsidiary" means 23-85 87th Street, LLC, a New York limited liability company.

     "Base Rate" means, for any day, a fluctuating rate per annum equal to (a) the rate of interest in effect for such day as publicly announced from time to time by JPMorgan Chase Bank, N.A. ("Chase") as its "prime rate" plus (b) 1.4%. Any change in such prime rate announced by Chase shall take effect at the opening of business on the day specified in the public announcement of such change. If Chase ceases to establish or publish a prime rate, the applicable Base Rate thereafter shall be determined on the basis of the prime rate reported in The Wall Street Journal (or the average prime rate if a high and a low prime rate are therein reported).

     "Borrowers" is defined in the introductory paragraph.

     "Breakage Cost Indemnity" means any amounts that shall be payable by the Borrowers to any Lender pursuant to Section 4.9.

     "Brooklyn Property" means all of the piece(s) or parcel(s) of real property commonly known as 612 Wortman Avenue, Brooklyn, New York (as more particularly described in a title report dated February 16, 2007, and updated June 7, 2007, from First American Title Insurance Company of New York to ING Investment Management, LLC) (the "Brooklyn Land"), together with (i) the appurtenances thereto, including all easements, rights-of-way, privileges, licenses and other rights and benefits belonging to, running with, or in any way relating to the Brooklyn Land and (ii) all buildings, structures and other improvements now or hereafter situated upon the Brooklyn Land.

     "Bus  Companies"  has  the  meaning  ascribed  to such  term  in the  Proxy
Statement.

     "Business Day" means any day of the year on which banks are not required or authorized to remain closed in New York City.

     "Called Principal" is defined in Section 4.6.

     "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     "Cash Equivalents" means, as of any date:

     (a) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from such date;

     (b) mutual funds organized under the Investment Company Act of 1940 rated AAm or AAm-G by S&P and P-1 by Moody's;

     (c) certificates of deposit or other interest-bearing obligations of a bank or trust company that is a member in good standing of the Federal Reserve System having a short-term unsecured debt rating of not less than A-1 by S&P and not less than P-1 by Moody's (or in each case, if no bank or trust company is so rated, the highest comparable rating then given to any bank or trust company, but in such case only for funds invested overnight or over a weekend); provided that such investments shall mature or be redeemable upon the option of the holders thereof on or prior to a date one month from the date of their purchase;

     (d) repurchase agreements issued by an entity rated not less than A-l+ by S&P and not less than P-1 by Moody's that are secured by United States government securities of the type described in clause (a) of this definition maturing on or prior to a date one month from the date the repurchase agreement is entered into; and

     (e) commercial paper (having original maturities of not more than 270 days) rated at least A-1+ by S&P and P-1 by Moody's and issued by a domestic issuer who, at the time of the investment, has outstanding long-term unsecured debt obligations rated at least Al by Moody's.

     "Change of Control" means any of the following events or circumstances:

     (a) any merger or consolidation of the Parent into any other Person if the holders of the voting securities of the Parent immediately prior to such merger or consolidation do not continue to own more than 50% of the voting securities of the surviving entity following such merger or consolidation;

     (b) individuals who, at the beginning of any period of 12 consecutive months, constitute the Parent's board of directors (together with any new director whose election by the Parent's board of directors or whose nomination for election by the Parent's stockholders was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death or disability) to constitute a majority of the Parent's board of directors then in office; or

     (c) if any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act) become the "beneficial owners" (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the Closing Date), directly or indirectly, of more than 50% (by number of votes) of the Parent's voting stock.

     "Change of Control Notice" is defined in Section 4.4.

     "Closing Date" is defined in Section 5.1.

     "Collateral" means, collectively, all of the "Collateral," as such term is defined in each of the Assignment of Leases and Rents, the Pledge Agreements and the LIBOR Cap Security Agreement.

     "Commitments"   means  the  Mortgage   Commitments  and  the   Non-Mortgage
Commitments.

     "Commitment Expiration Date" means the Originally Scheduled Maturity Date, provided that the Commitment Expiration Date may be extended in accordance with
Section 4.2(a).

     "Confidential Information" is defined in Section 9.3.

     "Consolidated Debt" means, at any time, the total of all Debt of the Consolidated Group outstanding at such time, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Debt Service" means, for any period, without duplication, (a) interest expense attributable to Consolidated Debt for such period, plus (b) the aggregate amount of scheduled principal payments attributable to Consolidated Debt (excluding optional and other unscheduled prepayments, scheduled principal payments at maturity in respect of any such Debt that is not amortized through periodic installments of principal and interest over the term of such Debt and any yield maintenance payments or equivalent) required to be made during such period by any member of the Consolidated Group.

     "Consolidated Group" means the Parent and its consolidated Subsidiaries.

     "Consolidated Net Income" means, for any period, net earnings (or loss) after taxes, excluding extraordinary items, of the Consolidated Group for such period.

     "Consolidated Net Operating Income" means, for any period, Consolidated Net Income for such period plus, to the extent deducted from revenues in determining such Consolidated Net Income, (i) interest expense, (ii) expense for income taxes, (iii) depreciation, and (iv) amortization.

     "Consolidated Net Operating Income from Unencumbered Assets" means, for any period, (a) Consolidated Net Operating Income for such period, minus (b) the portion of revenues included in such Consolidated Net Operating Income from assets other than Unencumbered Assets.

     "Consolidated Unsecured Debt" means, at any time, the total of all Unsecured Debt of the Consolidated Group outstanding at such time, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Unsecured Debt Service" means, for any period, without duplication, (a) interest expense attributable to Consolidated Unsecured Debt for such period, plus (b) the aggregate amount of scheduled principal payments attributable to Consolidated Unsecured Debt (excluding optional and other unscheduled prepayments, scheduled principal payments at maturity in respect of any such Debt that is not amortized through periodic installments of principal and interest over the term of such Debt and any yield maintenance payments or equivalent) required to be made during such period by any member of the Consolidated Group.

     "Conversion Amount" is defined in Section 3.4(c)(ii).

     "Conversion Date" is defined in Section 3.4(c)(i).

     "Conversion Notice" is defined in Section 3.4(b).

     "Conversion Option" is defined in Section 3.4(a).

     "Curable Lease Default" has the meaning ascribed to such term in the Assignment of Leases and Rents.

     "Debt" with respect to any Person means, at any time,  without  duplication
(a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock; (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property); (c) (i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities that would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases; (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); (f) the aggregate Swap Termination Value of all Swap Contracts of such Person; and (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses
(a) through (f) hereof. Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

     "Debt Service Coverage Ratio" is defined in Section 7.1.

     "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "Default  Rate" means,  with respect to any Loan at any time, the lesser of
(a) the Applicable Interest Rate that would otherwise apply to such Loan at such time plus 2.0% and (b) the highest rate permitted by applicable law.

     "Deposit" is defined in Section 2.2(a).

     "Disclosure Documents" is defined in Section 6.1(d).

     "Discounted Value" is defined in Section 4.6.

     "Environmental Laws" means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with any Borrower under section 414 of the IRC.

     "Event of Default" is defined in Section 8.1.

     "Excess Proceeds" is defined in Section 4.3.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "Extension Term" means, in the event that the Revolving Loan Maturity
Date and the Commitment Expiration Date are extended in accordance with Section 4.2(a), the period or periods following the Initial Term and prior to the Revolving Loan Maturity Date and the Commitment Expiration Date as so extended.

     "First Green Operating Subsidiary" is defined in the introductory paragraph.

     "First Green Property" means all of the piece(s) or parcel(s) of real property commonly known as 165-25 147th Avenue, Jamaica, Queens, New York (as more particularly described in the Assignment of Leases and Rents) (the "First Green Land"), together with (i) the appurtenances thereto, including all easements, rights-of-way, privileges, licenses and other rights and benefits belonging to, running with, or in any way relating to the First Green Land and
(ii) all buildings, structures and other improvements now or hereafter situated upon the First Green Land.

     "Fiscal Quarter" means each period of three months ended March 31, June 30, September 30 or December 31.

     "Floor Amount" means $17,000,000.

     "Former Plan" means a "pension plan" (as defined in section 3(2) of ERISA) subject to Title IV of ERISA that, within the preceding five years, (i) has been established or maintained, or (ii) to which contributions have been made or were required to be made by Borrower or any ERISA Affiliate, excluding Multiemployer Plans and Plans.

     "Funding Amount" means, as specified in the applicable Funding Notice (a) with respect to the initial Funding Date, a minimum amount equal to the Floor Amount and (b) with respect to each subsequent Funding Date, a minimum amount of $2,000,000.

     "Funding Date" means the Closing Date and any Business Day specified by the Parent as a Funding Date in accordance with Section 5.2; provided that (a) there shall be no more than two Funding Dates in any calendar month, (b) no Funding Date shall be less than five Business Days after any other Funding Date, (c) no Funding Date shall be on or within three Business Days immediately prior to a March 31, June 30, September 30 or December 31 and (d) no Funding Date shall be later than the Monthly Interest Payment Date immediately preceding the Commitment Expiration Date.

     "Funding  Notice"  means a written  notice  delivered  in  accordance  with
Section 5.2(b), in the form of Exhibit 5.2(b).

     "Future  Plan"  means  any  Plan   established,   maintained  or  to  which
contributions are made or are required to be made subsequent to the date of this Agreement.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

     "Governmental Authority" means

     (a) the government of (i) the United States of America or any State or other political subdivision thereof and (ii) any other jurisdiction in which a member of the Consolidated Group or other relevant Person conducts all or any part of its business, or that asserts jurisdiction over any properties of a member of the Consolidated Group or other relevant Person, and

     (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "Green Intermediate Subsidiary" is defined in the introductory paragraph.

     "Green Operating Subsidiaries" means the First Green Operating Subsidiary and the Second Green Operating Subsidiary.

     "Green Pledge Agreement" is defined in Section 5.1(a)(vi)(2).

     "Green Properties" means the First Green Property and the Second Green Property.

     "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such indebtedness or obligation or any property constituting security therefor; (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation; (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof. In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be, without duplication, assumed to be direct obligations of such obligor.

     "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which is required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products.

     "Historical Appraised Value" means, for (a) the First Green Property, $42,600,000, (b) the Second Green Property, $9,200,000, (c) the Triboro Property, $39,400,000, (d) the Jamaica Property, $23,100,000, (e) the Avis Property, $24,000,000, and (f) the Brooklyn Property, $15,000,000.

     "IIM" means ING Investment Management LLC.

     "Included Assets" means, at any time, all assets of the Consolidated Group at such time, other than accounts receivable and goodwill and any other assets that would be excluded from a determination of Total Assets Value at such time.

     "ING-Affiliated Lenders" means, at any time, the Initial Lenders and all other Lenders, if any, that have in place investment advisory agreements with IIM.

     "INHAM Exemption" is defined in Section 6.2(b)(v).

     "Initial Lenders" is defined in the introductory paragraph.

     "Initial LIBOR Cap Agreement" is defined in Section 5.1(a)(viii).

     "Initial LIBOR Cap Counterparty" means SMBC Derivative Products Limited.

     "Initial Term" means the period from and including the Closing Date to but excluding the Originally Scheduled Maturity Date.

     "Initial Term Loan" is defined in Section 3.3(a).

     "Initial Term Loan Interest Rate" means 6.59% per annum.

     "Initial Term Loan Maturity Date" means the Originally Scheduled Maturity Date.

     "Institutional Investor" means (a) any Lender and (b) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

     "Interest Period" means each period from and including a Monthly Interest Payment Date (or, with respect to any portion of a Loan made on the Closing Date or after a Monthly Interest Payment Date but prior to the next Monthly Interest Payment Date, from and including the date that such portion of such Loan is made) to but excluding the next Monthly Interest Payment Date.

     "Interests" has the meaning ascribed to such term in the Pledge Agreements.

     "Intermediate Subsidiaries" means the Green Intermediate Subsidiary, the Triboro Intermediate Subsidiary and the Jamaica Intermediate Subsidiary.

     "Investment" means any investment, made in cash or by delivery of property, by the any member of the Consolidated Group (a) in any Person, whether by acquisition of stock, indebtedness or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise, or (b) in any property.

     "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "Jamaica Intermediate Subsidiary" is defined in the introductory paragraph.

     "Jamaica Operating Subsidiary" is defined in the introductory paragraph.

     "Jamaica Pledge Agreement" is defined in Section 5.1(a)(vi)(4).

     "Jamaica Property" means all of the piece(s) or parcel(s) of real property commonly known as 114-15 Guy R. Brewer Boulevard, Jamaica, Queens, New York (as more particularly described in the Assignment of Leases and Rents) (the "Jamaica Land"), together with (i) the appurtenances thereto, including all easements, rights-of-way, privileges, licenses and other rights and benefits belonging to, running with, or in any way relating to the Jamaica Land and (ii) all buildings, structures and other improvements now or hereafter situated upon the Jamaica Land.

     "Lender Assignment" means a transfer by a Lender of all or part of its Non-Mortgage Commitment, Loans and Notes.

     "Lender Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Assignee of such Lender, in substantially the form of Exhibit 9.4(b).

     "Lender Environmental Consultant" means Professional Service Industries, Inc. or any other environmental consultant selected by the Required Lenders from time to time.

     "Lenders" means the Initial Lenders and each assignee that shall become a party hereto pursuant to Section 9.4.

     "LIBOR" means, for each Interest Period, an interest rate per annum equal to the London Interbank Offered Rate, or the arithmetic mean of such rates if more than one is reported, as reported by the British Bankers Association on

Bloomberg Financial Markets service (or such other financial service acceptable to the Required Lenders as may be nominated by the British Bankers Association as the information vendor for the purpose of displaying the British Bankers Association's interest settlement rates for U.S. Dollar deposits) for a period equal to 30 days at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period (or the last day prior thereto on which Bloomberg is published, if not published on the applicable Business Day); provided if such rate is not so reported, LIBOR shall mean the London Interbank Offered Rate as reported in The Wall Street Journal two Business Days before the first day of such Interest Period (or the last day prior thereto during the immediately preceding Interest Period on which The Wall Street Journal is published, if not published on the applicable Business Day); provided, further, if such rate is not so reported by Bloomberg Financial Markets service or The Wall Street Journal, LIBOR shall mean a rate per annum equal to the rate at which U.S. Dollar deposits in an amount approximately equal to the applicable Revolving Loan(s), and with maturities comparable to the last day of the Interest Period with respect to which such LIBOR is applicable, are offered in immediately available funds in the London Interbank Market to the London office of Bank of America, N.A. by leading banks in the Eurodollar market at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period.

     "LIBOR Cap Agreements" means the Initial LIBOR Cap Agreement and any Replacement LIBOR Cap Agreement.

     "LIBOR Cap Security Agreement" is defined in Section 5.1(a)(ix).

     "LIBOR Cap SPE" means GTJ Rate Cap, LLC, a New York limited liability company.

     "Lien" means, with respect to any asset or property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset or property. Any Person shall be deemed to own subject to a Lien any asset or property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset or property.

     "Loan" means any Revolving Loan, any Mortgage Loan, any Initial Term Loan and any Additional Term Loan.

     "Loan Documents" means this Agreement, the Notes, the Assignment of Leases and Rents, the NYC Property Mortgage, the Servicing Agreement, the Pledge Agreements, the LIBOR Cap Agreements, the LIBOR Cap Security Agreement, the NYC Tenant's Estoppel Certificates, and the NYC Side Agreements.

     "Make-Whole Amount" is defined in Section 4.6.

     "Material"  means  material  in  relation  to  the  business,   operations,
financial condition, assets, or properties, of any Borrower individually or of the Consolidated Group taken as a whole.

     "Material  Adverse  Effect"  means a  material  adverse  effect  on (a) the
business,  operations,   financial  condition,  assets,  or  properties  of  any

Borrower, or (b) the ability of any Borrower to perform its obligations under any Loan Document, or (c) the validity or enforceability of any Loan Document.

     "Maximum Liability" is defined in Section 3.6(a).

     "Merger Agreement" means the Agreement and Plan of Merger, dated as of July 24, 2006, among the Bus Companies, the Parent and the Intermediate Subsidiaries.

     "Merrill Lynch Bond Index" means, as of any Business Day, the Merrill Lynch Index (Broad Market Index, BBB - A rated, 3 - 5 years), as of 3:00 p.m. (New York City time) on such Business Day, as reported telephonically by Merrill Lynch on such Business Day or, to the extent that such information cannot reasonably be obtained from Merrill Lynch on such Business Day, as reported the next succeeding Business Day on the display designated as "Page C2C0" on Bloomberg, or if such display page (or its successor screen on such service) is unavailable or such index is no longer reported, an index calculated in substantially the same manner as such Merrill Lynch Index, as determined in good faith by the Required Lenders.

     "Monthly Interest Payment Date" means the first Business Day of each calendar month commencing August 1, 2007.

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgage Commitment" means, for each Lender, at any time, the aggregate amount set forth opposite such Lender's name under the applicable column in Schedule A, or, if such Lender has entered into one or more Lender Assignments, set forth for such Lender in the register maintained pursuant to Section 9.4. "Mortgage Commitments" shall refer to the aggregate of the Lenders' Mortgage Commitments hereunder.

     "Mortgage Loan" is defined in Section 3.2(a).

     "Mortgage Note" means a senior promissory note of the Borrowers in substantially the form of Exhibit 5.1(a)(ii)(1) payable to a Lender and evidencing a Mortgage Loan made or held by such Lender.

     "Multiemployer Plan" shall mean any Plan that is a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

     "NAIC" means the National Association of Insurance Commissioners or any successor thereto.

     "NAIC Annual Statement" is defined in Section 6.2(b)(i).

     "Non-Material Subsidiary" means, at any time, any direct or indirect Subsidiary of the Parent that (a) is not a Borrower or the LIBOR Cap SPE and (b) both (i) has total assets of less than $250,000, as such amount would be shown on a balance sheet of such Subsidiary at the time and (ii), during each of its three most recently completed fiscal years, had net income of less than $50,000.

     "Non-Mortgage Commitment" means, for each Lender, at any time, the aggregate amount set forth opposite such Lender's name under the applicable column in Schedule A, or, if such Lender has entered into one or more Lender Assignments, set forth for such Lender in the register maintained pursuant to
Section 9.4, provided that (i) each Lender's Non-Mortgage Commitment shall be reduced by the aggregate amount of any Initial Term Loans and any Additional Term Loans made by such Lender (or any predecessor in interest to such Lender) that are outstanding in whole or in part at such time and (ii) during any period when the Aggregate Non-Mortgage Commitment Amount is less than $71,500,000, each Lender's Non-Mortgage Commitment shall be reduced by multiplying the aggregate amount set forth opposite such Lender's name under the applicable column in Schedule A, or, if such Lender has entered into one or more Lender Assignments, set forth for such Lender in the register maintained pursuant to Section 9.4, by a fraction the numerator of which is the Aggregate Non-Mortgage Commitment Amount in effect during such period and the denominator of which is $71,500,000. "Non-Mortgage Commitments" shall refer to the aggregate of the Lenders' Non-Mortgage Commitments hereunder.

     "Non-Mortgage Loan" means any Loan other than a Mortgage Loan.

     "Non-Mortgage Note" means a senior promissory note of the Borrowers in substantially the form of Exhibit 5.1(a)(ii)(2) payable to a Lender and evidencing such Lender's Non-Mortgage commitment and Non-Mortgage Loans made or held by such Lender.

     "Non-Paying Subsidiary Borrower" is defined in Section 3.6(c).

     "Non-Use Fee" is defined in Section 2.2(d).

     "Note" means each Mortgage Note and each Non-Mortgage Note.

     "NYC Leases" means the "Leases," as such term is defined in the Assignment of Leases and Rents.

     "NYC Properties" means the Green Properties, the Triboro Property and the Jamaica Property.

     "NYC Property Mortgage" is defined in Section 5.1(a)(v).

     "NYC   Property   Operating   Subsidiaries"   means  the  Green   Operating
Subsidiaries, the Triboro Operating Subsidiary and the Jamaica Operating Subsidiary.

     "NYC Property Permitted Liens" means Permitted Liens other than those of the type described in clause (h) of the definition of Permitted Liens.

     "NYC Side Agreements" is defined in Section 5.1(a)(vii).

     "NYC Tenant" means the lessee under each of the NYC Leases.

     "NYC Tenant's Estoppel Certificates" is defined in Section 5.1(a)(vii).

     "Obligations" means all liabilities, obligations, or undertakings owing by any Borrower to the Lenders of any kind or description arising out of or outstanding under, advanced or issued pursuant to, or evidenced by any of the Loan Documents, irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, voluntary or involuntary, whether now existing or hereafter arising, and including all interest (including interest that accrues after the filing of a case under the United States Bankruptcy Code) and any and all costs, fees (including attorneys'
fees), and expenses that any Borrower is required to pay pursuant to any of the foregoing, by law, or otherwise.

     "Originally Scheduled Maturity Date" means July 1, 2010 (without giving effect to any extension of the maturity of any of the Loans or of the Commitments).

     "Original Properties" means the NYC Properties, the Avis Property and the Brooklyn Property.

     "Original Real Estate Assets" means, at any time, the sum of the Historical Appraised Values of the Original Properties owned by a NYC Property Operating Subsidiary (in the case of the NYC Properties), the Avis Property Operating Subsidiary (in the case of the Avis Property Operating Subsidiary) or another member of the Consolidated Group (in the case of the Brooklyn Property) at such time, in each case adjusted downward, if necessary, to reflect any partial condemnation or other transfer or loss of a material portion of an Original Property.

     "Parent" is defined in the introductory paragraph.

     "Parent Pledge Agreement" is defined in Section 5.1(a)(vi)(1).

     "Participant" is defined in Section 9.4(c).

     "Paying Subsidiary Borrower" is defined in Section 3.6(c).

     "PBGC" means the Pension Benefit Guaranty Corporation or any governmental authority succeeding to any of its functions.

     "Percentage" means, in respect of any Lender at any time of determination, the percentage obtained by dividing such Lender's Non-Mortgage Commitment at such time by the total of the Non-Mortgage Commitments at such time, and multiplying the quotient so obtained by 100.

     "Permitted Liens" means:

     (a) Liens created by the Loan Documents securing all or part of the Obligations;

     (b) Liens imposed by law for taxes, assessments or governmental charges or levies that are not yet due or are being contested in compliance with
Section 7.22;

     (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens, arising in the ordinary course of business and securing obligations that are not overdue or are being contested in good faith and by appropriate proceedings;

     (d) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

     (e) deposits or pledges to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

     (f) judgment liens in respect of judgments that do not constitute a Default or an Event of Default under Section 8.1(j);

     (g) easements, zoning and other land use restrictions, rights-of-way and similar encumbrances on real property (including, without limitation, a certain Declaration, substantially similar in form and content to Exhibit 1.1, which may be recorded against the Avis Property in connection with an application made by the Avis Property Operating Subsidiary to the City of New York to demap 88th Street between 23rd and 24th Avenue) and minor defects and irregularities in the title thereto imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Borrower; and

     (h) Liens other than those described above in this definition (including those described on Schedule 6.1(p)) securing Debt that is permitted by (i.e., does not cause a violation of) Sections 7.1 through 7.4 unless such Liens or such Debt are specifically prohibited by Section 7.5(b), 7.7 or 7.8(b).

     "Person" means an individual, a partnership, a corporation (including a business trust), a limited liability company, a joint stock company, a trust, an unincorporated association, a joint venture or other entity, or a government or any political subdivision or agency thereof.

     "Plan" means a "pension plan" (as defined in section 3(2) of ERISA) subject to Title IV of ERISA that is or has been established or maintained, or to which contributions are made or are required to be made, by any Borrower or any ERISA Affiliate or with respect to which any Borrower or any ERISA Affiliate has any liability, excluding Multiemployer Plans.

     "Pledge Agreements" is defined in Section 5.1(a)(vi).

     "Preferred Stock" means any class of capital stock, partnership interests, membership interests or similar equity interests of a Person that is preferred over any other class of capital stock, partnership interests, membership interests or similar equity interests of such Person as to the payment of dividends or distributions or the payment of any amount upon liquidation or dissolution of such Person.

     "Principal Payment Date" means, with respect to any Loan, each date on which any of the principal of such Loan is due and payable in accordance with this Agreement.

     "Proceeds" means "Proceeds," as such term is defined in the NYC Property Mortgage.

     "Property" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

     "Pro Rata Share" is defined in Section 3.6(c).

     "Proxy Statement" means the final proxy statement/prospectus, dated February 9, 2007, relating to the issuance by the Parent of up to 15,564,454 shares of its common stock in connection with the Reorganization (SEC Registration Number 333-13610).

     "PTE" is defined in Section 6.2(b)(i).

     "QPAM Exemption" is defined in Section 6.2(b)(iv).

     "Reinvestment Yield" is defined in Section 4.6.

     "REIT" means a "real estate investment trust" as defined in the IRC.

     "Remaining Life" is defined in Section 4.6.

     "Reorganization" has the meaning ascribed to such term in the Proxy Statement.

     "Replacement LIBOR Cap Agreement" means any agreement or agreement(s) (other than the Initial LIBOR Cap Agreement) between the LIBOR Cap SPE and a counterparty pursuant to which such counterparty provides the LIBOR Cap SPE with "cap" protection for a specified notional amount against LIBOR rising above a specified "strike" percentage rate per annum. Any Replacement LIBOR Cap
Agreement shall be in substantially the same form as the Initial LIBOR Cap Agreement or in such other form as the Required Lenders may approve in their reasonable discretion.

     "Required Lenders" means on any date of determination, Lenders who, collectively, on such date (a) have Commitments in the aggregate representing more than 50% in dollar amount of all Commitments and (b) hold more than 50% of the then aggregate unpaid principal amount of all Loans.

     "Required Non-Mortgage Lenders" means on any date of determination, Lenders who, collectively, on such date (a) have Percentages in the aggregate of more than 50% or (b) if the Commitments have been terminated, hold more than 50% of the then aggregate unpaid principal amount of the Non-Mortgage Loans.

     "Revolving Loan" is defined in Section 3.1(a).

     "Revolving Loan Maturity Date" means (a) unless and until the Revolving Loan Maturity Date is extended in accordance with Section 4.2(a), the Originally Scheduled Maturity Date, or (b) if the Revolving Loan Maturity Date is extended in accordance with Section 4.2(a), the date to which it is extended in accordance with such Section.

     "Revolving Loan Maturity Date Confirmation" is defined in Section 4.2(a).

     "Revolving  Loan  Maturity  Date  Extension  Notice"  is defined in Section
4.2(a).

     "S&P" means Standard & Poor's.

     "Second  Green  Operating   Subsidiary"  is  defined  in  the  introductory
paragraph.

     "Second Green Property" means all of the piece(s) or parcel(s) of real property commonly known as 49-19 Rockaway Beach Boulevard, Averne, Queens, New York (as more particularly described in the Assignment of Leases and Rents) (the "Second Green Land"), together with (i) the appurtenances thereto, including all easements, rights-of-way, privileges, licenses and other rights and benefits belonging to, running with, or in any way relating to the Second Green Land and
(ii) all buildings, structures and other improvements now or hereafter situated upon the Second Green Land.

     "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "Security" has the meaning specified in section 2(1) of the Securities Act.

     "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Parent.

     "Senior Responsible Officer" means each Senior Financial Officer and the President, Chief Executive Officer and General Counsel, if any, of the Parent.

     "Servicer" means ING North America Insurance Corp., as servicer under the Servicing Agreement, and any successor thereto in such capacity.

     "Servicing Agreement" is defined in Section 5.1(a)(iv).

     "Settlement Date" is defined in Section 4.6.

     "Solvent" means with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person,
(ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability taking into account any subrogation and contribution rights.

     "Source" is defined in Section 6.2(b).

     "Subsidiary" means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless otherwise specified, all references to Subsidiaries are to the Subsidiaries of any Borrower.

     "Subsidiary Borrower" means each Borrower other than the Parent.

     "SVO" means the Securities Valuation Office of the NAIC or any successor to such office.

     "Swap Contract" means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc.

     "Swap  Termination  Value"  means,  in  respect  of any  one or  more  Swap
Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

     "Synthetic Lease" means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

     "Term Loan" means any Initial Term Loan and any Additional Term Loan.

     "Termination Event" means (a) the termination of a Plan or a Multiemployer Plan within the meaning of Section 4041 or 4041A of ERISA, respectively, including without limitation the filing of a notice of intent to terminate any such plan under Section 4041(a)(2) of ERISA and the treatment of a plan amendment as a termination under Section 4041(e) or 4041A(a) of ERISA; (b) the institution of proceedings to terminate a Plan or Multiemployer Plan under
Section 4042 of ERISA; or (c) the appointment of a trustee to administer a Plan or Multiemployer Plan under Section 4042 of ERISA.

     "Title Policy" is defined in Section 5.1(c).

     "Total Assets Value" means, at any time, the sum of (a) Original Real Estate Assets at such time, (b) Undepreciated New Real Estate Assets at such time, and (c) Adjusted Non-Real Estate Assets at such time.

     "Total Unencumbered Assets Value" means, at any time, Total Assets Value calculated only with respect to Unencumbered Assets.

     "Triboro Intermediate Subsidiary" is defined in the introductory paragraph.

     "Triboro Operating Subsidiary" is defined in the introductory paragraph.

     "Triboro Pledge Agreement" is defined in Section 5.1(a)(vi)(3).

     "Triboro Property" means all of the piece(s) or parcel(s) of real property commonly known as 85-01 24th Avenue, East Elmhurst, Queens, New York (as more particularly described in the Assignment of Leases and Rents) (the "Triboro Land"), together with (i) the appurtenances thereto, including all easements, rights-of-way, privileges, licenses and other rights and benefits belonging to, running with, or in any way relating to the Triboro Land and (ii) all buildings, structures and other improvements now or hereafter situated upon the Triboro Land.

     "Type", with reference to the Loans, means, respectively, Revolving Loans, Mortgage Loans, Initial Term Loans and Additional Term Loans..

     "Undepreciated New Real Estate Assets" means, at any time, the cost (original cost plus cost of capital improvements) of all real estate assets (other than the Original Properties) of the Consolidated Group at such time, before accumulated depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

     "Unencumbered Assets" means, at any time, all Included Assets that (a) are not subject to any Liens or encumbrances other than those of the types described in clauses (a), (b), (c), (d), (e) and (g) of the definition of Permitted Liens;
(b) are not subject to any agreement (including (x) any agreement governing Debt incurred in order to finance or refinance the acquisition of such Included Assets and (y), if applicable, the organizational documents of the Subsidiary owning such Included Assets), other than any of the Loan Documents, that prohibits or limits the ability of any Borrower or Subsidiary to create, incur, assume or suffer to exist any Lien upon any assets of such Borrower or Subsidiary any Borrower's or Subsidiary's ownership interest in such Subsidiary; and (c) are not subject to any agreement (including (x) any agreement governing Debt incurred in order to finance or refinance the acquisition of such Included Assets and (y), if applicable, the organizational documents of the Subsidiary owning such Included Assets), other than any of the Loan Documents, that entitles any Person to the benefit of any Lien on any assets of such Borrower or Subsidiary or any ownership interest in such Subsidiary or would entitle any Person to the benefit of any Lien on such assets or ownership interest upon the occurrence of any contingency (including pursuant to an "equal and ratable" clause). No Included Assets owned by a Subsidiary shall be deemed to be an Unencumbered Asset unless (a) both such Included Assets and all ownership interests in such Subsidiary held directly or indirectly by a Borrower otherwise satisfy the foregoing definition of Unencumbered Assets, (b) each intervening entity between any Borrower and such Subsidiary does not have any Debt for borrowed money or, if such entity has any Debt, such Debt is unsecured and such entity is a Wholly-Owned Subsidiary, and (c) no event has occurred or condition exists with respect to such Subsidiary of the type described in clause (h) or
(i) of Section 8.1.

     "Unsecured Debt" means (a) any Debt of a member of the Consolidated Group that is not secured by a Lien on any of the properties of the Consolidated Group, (b) any Debt of a member of the Consolidated Group that is secured by a Lien on any of the properties of the Consolidated Group to the extent that such Debt exceeds the fair market value of such properties and (c) notwithstanding that such Debt is secured, the Debt in respect of the Loans.

     "USA Patriot Act" means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "Variable Interest Rate" means, with respect to any Interest Period, a rate of interest per annum equal to (a) other than during any Extension Term, the sum of LIBOR for such Interest Period plus 1.4% (subject to the provisions of Section 4.1(c)) or (b) during any Extension Term, the rate of interest per annum determined pursuant to Section 4.2(a) with respect to such Extension Term (subject to the provisions of Section 4.1(c)).

     "Wholly-Owned Subsidiary" means, at any time, any Subsidiary of a Borrower 100% of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by such Borrower or other Wholly-Owned Subsidiaries of such Borrower at such time.

     1.2 Accounting Terms.

     All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

     1.3 Construction.

     In this Agreement, unless a clear contrary intention appears (i) the singular number includes the plural number and vice versa; (ii) reference to any gender includes each other gender; (iii) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (iv) any reference herein to any Person shall be construed to include such Person's successors and assigns or, if such Person is an individual, to such Person's heirs, legal representatives and assigns; (v) references to Sections, Schedules or Exhibits refer to the Sections, Schedules and Exhibits of or to this Agreement and "hereunder," "hereof," "hereto," and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof; (vi) "including" and "include" do not limit the generality of any description preceding such term; (vii) "or" is used in the inclusive sense of "and/or"; and (viii) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules, supplements or amendments thereto. Each covenant contained in the Loan Documents shall be construed (absent express provision to the contrary) as being independent of each other covenant contained in the Loan Documents, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision in any Loan Document refers to action to be taken by any Person, or that such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

2. COMMITMENTS.

     2.1 Commitments.

     (a) Each Lender severally agrees, on the terms and conditions set forth herein, to make:

     (i) a Mortgage Loan to the Borrowers on the Closing Date in an aggregate amount equal to such Lender's Mortgage Commitment.

     (ii) an Initial Term Loan to the Borrowers on the Closing Date in an aggregate amount equal to such Lender's Percentage of the Floor Amount;

     (iii) Revolving Loans to the Borrowers on a revolving basis in an aggregate amount not to exceed on any day such Lender's Available Commitment; and

     (iv) if requested, an Additional Term Loan to the Borrowers on the date, for the term and in the amount specified by the Parent in accordance with
Section 3.4.

     (b) In no event shall the Borrowers be entitled to request or receive any Revolving Loans that would cause the total principal amount of all Revolving Loans outstanding to exceed the total Non-Mortgage Commitments of all Lenders.

     (c) Upon the earlier of any termination of the Non-Mortgage Commitments pursuant to Section 4.4, 4.5(c) or 8.2 or the Commitment Expiration Date, all of the Non-Mortgage Commitments shall cease to be of any further force or effect.

     (d) Each Lender's Commitments, and all Loans made or held by each Lender, shall be evidenced by this Agreement and one or more Notes delivered in accordance with the further provisions of this Agreement.

     2.2 Deposit; Fees.

     (a) Prior to the date hereof, pursuant to the Application, the Parent has paid to ING Investment Management LLC, as agent for the Lenders, a deposit of $400,000 (the "Deposit").

     (b) On the Closing Date, $7,500 of the Deposit shall be deemed to have been fully earned as a processing fee and the balance of the Deposit may be applied to the payment of any fees and expenses then due pursuant to Section 9.2 and the remainder shall be returned to the Parent.

     (c) If the Closing Date does not occur on or prior to July 15, 2007 notwithstanding a good faith effort by the Borrowers to satisfy the conditions set forth in Section 5, the entire Deposit less the Lenders' actual out-of-pocket expenses, including reasonable attorneys' fees, environmental consultant's fees and reasonable expenses and all inspection fees, shall be returned to the Parent.

     (d) The Borrowers shall pay to each Lender a fee (the "Non-Use Fee") on the unused portion of such Lender's Non-Mortgage Commitment equal to (i) for any day when $50,000,000 or more aggregate principal amount of Loans is outstanding, 0.05% per annum, or (ii) for any day when less than $50,000,000 aggregate principal amount of Loans is outstanding, 0.1% per annum. The Non-Use Fee shall accrue from the Closing Date until the Revolving Loan Maturity Date or earlier termination of the Commitments and shall be calculated and payable monthly in arrears on each Monthly Interest Payment Date to and including the Revolving Loan Maturity Date or such earlier termination of the Commitments.

     (e) On the Monthly Interest Payment Date, if any, on which all or a portion of the Revolving Loans is converted to Additional Term Loans in accordance with
Section 3.4, the Borrowers shall pay a Loan conversion fee equal to 0.25% of the principal amount so converted to Additional Term Loans, payable to the Lenders pro rata in accordance with their Non-Mortgage Commitments.

3. LOANS.

     3.1 Revolving Loans.

     (a)  Subject  to  satisfaction  of the  conditions  precedent  set forth in
Section 5 and the other terms and conditions of the Loan Documents, each Lender will, on each Funding Date, make a Loan (each a "Revolving Loan") to the Borrowers in a principal amount equal to such Lender's Percentage of the Funding Amount on such Funding Date. The Revolving Loans are a revolving credit and, subject to the terms and conditions hereof, the Borrowers may borrow, continue, prepay and reborrow Revolving Loans as set forth herein without premium or penalty, but with the Breakage Cost Indemnity, if any.

     (b) All Revolving Loans will be made by wire transfer of immediately available funds to the account of the Borrowers specified in the applicable Funding Notice.

     3.2 Mortgage Loans

     (a)  Subject  to  satisfaction  of the  conditions  precedent  set forth in
Section 5 and the other terms and conditions of the Loan Documents, each Lender will, on the Closing Date, make a Loan (each a "Mortgage Loan") to the Borrowers in a principal amount equal to such Lender's Mortgage Commitment. The Mortgage Loans are term loans and, except as otherwise expressly provided therein, are not subject to prepayment at the option of the Borrowers. In no event may any of the Mortgage Loans be reborrowed following any prepayment thereof.

     (b) All Mortgage Loans will be made by wire transfer of immediately available funds to the account of the Borrowers specified in a written notice given by the Parent to the Lenders not less than two Business Days prior to the Closing Date.

     3.3 Initial Term Loans.

     (a)  Subject  to  satisfaction  of the  conditions  precedent  set forth in
Section 5 and the other terms and conditions of the Loan Documents, each Lender will, on the Closing Date, make a Loan (each an "Initial Term Loan") to the Borrowers in a principal amount equal to such Lender's Percentage of the Floor Amount. The Initial Term Loans are a term credit and, except as otherwise expressly provided herein, are not subject to prepayment at the option of the Borrowers. In no event may any of the Initial Term Loans be reborrowed following any prepayment thereof.

     (b) All Initial Term Loans will be made by wire transfer of immediately available funds to the account of the Borrowers specified in a written notice given by the Parent to the Lenders not less than two Business Days prior to the Closing Date.

     3.4 Additional Term Loans.

     (a) The Borrowers will have a one-time option (the "Conversion Option") to convert all or a portion of the Revolving Loans into Term Loans ("Additional Term Loans") as provided in this Section 3.4.

     (b) The Parent may exercise the Conversion Option by written notice (the "Conversion Notice") to each Lender not less than 10 days and not more than 90 days prior to the Conversion Date specified therein, provided that (i) the Conversion Option may not be exercised at any time while a Default or an Event of Default is continuing and (ii) the Conversion Date, if any, shall not be later than January 1, 2009.

     (c) The Conversion Notice shall specify:

     (i) the effective date of the conversion (the "Conversion Date"), which shall be a Monthly Interest Payment Date;

     (ii) the aggregate principal amount of the Loans to be converted to Additional Term Loans (the "Conversion Amount"), which shall be not less than $5,000,000;

     (iii) the date, a Monthly Interest Payment Date not later than the Originally Scheduled Maturity Date, selected by the Parent as the date on which, if not sooner paid in accordance with the provisions of this Agreement, the Additional Term Loans will be due and payable (the "Additional Term Loan Maturity Date"); and

     (iv) the portion of each Non-Mortgage Note that will represent Revolving Loans (if fully advanced), Initial Term Loans and Additional Term Loans immediately after giving effect to the conversion, determined in accordance with
Section 3.4(d).

     (d) The portion of the outstanding principal amount of each Non-Mortgage Note that will represent an Additional Term Loan as of the Conversion Date shall equal the outstanding principal amount of Revolving Loans represented by such Note at the time of the conversion multiplied by a fraction the numerator of which is the Conversion Amount and the denominator of which is the aggregate outstanding principal amount of Revolving Loans represented by all Non-Mortgage Notes at the time.

     (e) The Required Non-Mortgage Lenders will in good faith determine the Additional Term Loan Interest Rate in accordance with the definition thereof as of 3:00 p.m. (New York City time) on the first Business Day on which the holders of Non-Mortgage Notes are in receipt of the Conversion Notice not later than 10:00 a.m. (New York City time) and on which the New York Stock Exchange is open for normal trading business (the "Additional Term Loan Rate Determination Date") and will as promptly as practicable after making such determination send the Parent written notice of such determination by telecopy or by e-mail to an
e-mail address of the Parent specified in the Conversion Notice. Such determination of the Additional Term Loan Interest Rate shall be final and binding on the Lenders and the Borrowers unless not later than five Business Days after the Parent's receipt of such notice of determination of the Additional Term Loan Interest Rate, the Parent provides the Lenders with evidence of manifest error in such determination.

     3.5 Joint and Several Obligations.

     Subject to Section 3.6, each Borrower shall be jointly and severally liable with respect to the Loans and all other Obligations of the Borrowers under this Agreement and the Notes.

     3.6 Maximum Liability of Each Subsidiary Borrower.

     (a) The provisions of the Loan Documents are severable, and in any action or proceeding involving any state corporate, limited liability company, partnership or similar law, or any state, federal or other bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally (but not otherwise), if the Obligations of any Subsidiary Borrower would otherwise (but for the provisions of this Section 3.6(a)) be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Obligations, then, notwithstanding any other provision of the Loan Documents to the contrary, the amount of such Obligations (other than the principal, interest and other amounts due or to become due with respect to the Mortgage Notes or Mortgage Loans) of such Subsidiary Borrower shall, without any further action by any Borrower or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being such Subsidiary Borrower's "Maximum Liability"), in each case after giving effect to all other liabilities of such Subsidiary Borrower (including all principal, interest and other amounts due or to become due with respect to the Mortgage Notes and the Mortgage Loans), contingent or otherwise, that are relevant to such determination under such laws (specifically excluding, however, any liabilities of such Subsidiary Borrower to any other Borrower or Affiliate of any Borrower to the extent that such liabilities would be discharged by payment by such Subsidiary Borrower of the Obligations) and after giving effect as assets to the value as determined under such laws of any rights of subrogation or contribution (including rights under Section 3.6(c)) of such Subsidiary Borrower pursuant to applicable law or otherwise. This Section 3.6(a) is intended solely to preserve the rights of the Lenders under the Loan Documents in any such action or proceeding to the maximum extent not subject to avoidance under applicable law, and neither any Subsidiary Borrower nor any other Person shall have any right or claim under this Section 3.6(a) with respect to the Maximum Liability of such Subsidiary Borrower except to the extent necessary so that the Obligations of such Subsidiary Borrower shall not be rendered voidable under applicable law in any such action or proceeding.

     (b) Each Subsidiary Borrower agrees that the Obligations may at any time and from time to time exceed its Maximum Liability, and may exceed the aggregate Maximum Liability of all other Subsidiary Borrowers, without impairing the Loan Documents or affecting the rights and remedies of the Lenders under the Loan Documents.

     (c) In the event any Subsidiary Borrower (a "Paying Subsidiary Borrower") shall make any payment or payments under the Loan Documents or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its Obligations, each other Subsidiary Borrower (each a "Non-Paying Subsidiary Borrower") shall contribute to such Paying Subsidiary Borrower an amount equal to the Pro Rata Share of such Non-Paying Subsidiary Borrower of such payment or payments made, or losses suffered, by such Paying Subsidiary Borrower. For the purposes hereof, each Non-Paying Subsidiary Borrower's "Pro Rata Share" with respect to any such payment or loss by a Paying Subsidiary Borrower shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Subsidiary Borrower's Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any payment in respect of subrogation or contribution) to (ii) the aggregate Maximum Liability of all Subsidiary Borrowers (including such Paying Subsidiary Borrower) as of such date (without giving effect to any right to receive, or obligation to make, any payment in respect of subrogation or contribution). Nothing in this Section 3.6(c) shall affect any Subsidiary Borrower's several liability for the entire amount of the Obligations (up to such Subsidiary
Borrower's Maximum Liability). Each of the Subsidiary Borrowers covenants and agrees that its right to receive any payment in respect of subrogation or contribution (whether pursuant to applicable law, under this Section 3.6(c) or otherwise) from a Non-Paying Subsidiary Borrower shall be subordinate and junior in right of payment to all the Obligations. The provisions of this Section 3.6(c) are for the benefit of both the Lenders and the Subsidiary Borrowers and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

4. PAYMENTS.

     4.1 Interest Payments.

     (a) Interest shall accrue on the unpaid principal amount of each Revolving Loan outstanding from time to time at the Variable Interest Rate; interest shall accrue on the unpaid principal amount of each Mortgage Loan outstanding from time to time at the rate per annum specified in the Mortgage Notes; interest shall accrue on the unpaid principal amount of each Initial Term Loan outstanding from time to time at the Initial Term Loan Interest Rate, and interest shall accrue on the unpaid principal amount of each Additional Term Loan, if any, at the Additional Term Loan Interest Rate; provided that, to the extent permitted by law, interest shall accrue on any overdue payment of interest and, during the continuance of an Event of Default, on all of the principal of the Loans and on any overdue payment of Make-Whole Amount, at the applicable Default Rate. All such interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     (b) The Borrowers shall pay all accrued interest on each Loan on each Monthly Interest Payment Date and on each Principal Payment Date.

     (c) If, prior to the first day of any Interest Period, the Required Non-Mortgage Lenders shall have determined on a commercially reasonable basis that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining LIBOR for such Interest Period, then (i) the Variable Interest Rate shall be the Base Rate, effective as of the first day of the Interest Period, and (ii) each reference herein to the Variable Interest Rate shall be deemed thereafter to be a reference to the Base Rate.

     (d) If there has been at any time an interest rate substituted for LIBOR in accordance with clause (c) above and, thereafter, in the reasonable opinion of the Required Non-Mortgage Lenders, the circumstances causing such substitution have ceased, then on the first day of the next succeeding Interest Period the Variable Interest Rate shall be determined as originally defined hereby. Nevertheless, the provisions of clause (c) above shall continue to be effective.

     4.2 Payment of Principal at Maturity.

     (a) Unless the Revolving Loan Maturity Date and the Commitment Expiration Date are extended in accordance with this Section 4.2(a), the entire principal amount of the Revolving Loans will become due and payable on the Originally Scheduled Maturity Date. Provided that no Default or Event of Default shall then be continuing, the Parent may elect to extend the Revolving Loan Maturity Date and the Commitment Expiration Date for up to two one-year periods by sending notice of each such election (a "Revolving Loan Maturity Date Extension Notice") to each Lender not less than 90 days and not more than 150 days prior to the then-effective Revolving Loan Maturity Date. Within 10 days after receipt of a Revolving Loan Maturity Date Extension Notice, the Required Non-Mortgage Lenders shall advise the Parent of the interest rate that would apply to the Revolving Loans during the extension period, based on their then-current pricing. Within 30 days after receipt of such notification, the Parent shall send notice (a "Revolving Loan Maturity Date Confirmation") to each Lender stating either that the Parent confirms its election to extend the Revolving Loan Maturity Date and the Commitment Expiration Date at the interest rate specified by the Required Non-Mortgage Lenders or that it no longer wishes to extend the Revolving Loan Maturity Date and the Commitment Expiration Date. If the Parent does not send such a Revolving Loan Maturity Date Confirmation, the Parent shall be deemed to have rejected the interest rate specified by the Required Non-Mortgage Lenders and neither Revolving Loan Maturity Date nor the Commitment Expiration Date shall be extended. For avoidance of doubt, neither the Revolving Loan Maturity Date nor the Commitment Expiration Date may be extended beyond two years after the Originally Scheduled Maturity Date pursuant to this Section 4.2(a).

     (b) The entire principal amount of the Mortgage Loans will become due and payable on the date specified in the Mortgage Notes, provided that if the Revolving Loan Maturity Date is extended in accordance with Section 4.2(a), the maturity of the Mortgage Loans will be extended to the same date as such extended Revolving Loan Maturity Date.

     (c) The entire principal amount of the Initial Term Loans will become due and payable on the Initial Term Loan Maturity Date.

     (d) The entire principal amount of the Additional Term Loans will become due and payable on the Additional Term Loan Maturity Date.

     4.3 Application of Proceeds of Casualty or Condemnation.

     In the event that any Borrower receives Proceeds (a) that are not required by the NYC Leases to be paid to the NYC Tenant or applied in any particular manner and (b) that such Borrower is not entitled to retain in accordance with clause (i) of Section 2.05 of the NYC Property Mortgage ("Excess Proceeds"), such Borrower shall send written notice of such fact to the Lenders not later than five Business Days following receipt of such Excess Proceeds and the Required Non-Mortgage Lenders may require that an amount equal to all or a portion of such Excess Proceeds be used toward payment of the Obligations, in such order and in such amounts as they may in their sole discretion elect. If the Required Non-Mortgage Lenders elect to require that any portion of such amount be applied to the prepayment of principal of the Non-Mortgage Loans, then the amount of such prepayment shall be made first to prepay the outstanding principal of the Revolving Loans until the Revolving Loans are paid in full, then to prepay the outstanding principal of any Additional Term Loans until the Additional Term Loans are paid in full, and finally to prepay the outstanding principal of the Initial Term Loans until the Initial Term Loans are paid in full. In connection with any such prepayment under this Section 4.3, the Borrowers shall pay or cause to be paid (out of additional funds) all interest to the prepayment date on the principal amounts prepaid and any Non-Use Fee and any Breakage Cost Indemnity, but no Make-Whole Amount or other premium shall be due or payable. In connection with any such prepayment under this Section 4.3 (or possible prepayment if there were sufficient Non-Mortgage Loans outstanding at the time to be so prepaid), the Required Non-Mortgage Lenders may in their discretion elect, by notice of such election to the Parent, to permanently reduce the Aggregate Non-Mortgage Commitment Amount by an amount up to the amount of Excess Proceeds applied (or that could be applied if sufficient Non-Mortgage Loans are then outstanding) to the prepayment of principal of the Non-Mortgage Loans under this Section 4.3.

     4.4 Mandatory Offer to Prepay Upon Change of Control.

     The Parent will, not later than five Business Days after any Senior Responsible Officer has knowledge of the occurrence of any Change of Control, give written notice of such fact to all Lenders (a "Change of Control Notice"). The Change of Control Notice shall (i) describe the facts and circumstances of such Change of Control in reasonable detail, (ii) refer to this Section 4.4 and the rights of the Lenders hereunder and state that a Change of Control has occurred, (iii) contain an irrevocable offer by the Borrowers to prepay the entire unpaid principal amount of the Loans, together with interest thereon to the prepayment date selected by the Parent and any applicable Make-Whole Amount, which prepayment shall be on the Business Day specified in the Change of Control Notice (but not more than 60 days after the date on which such Change of Control Notice is given), (iv) request the Required Lenders to notify the Parent in writing by a stated date not less than 30 days after the giving of such Change of Control Notice, of acceptance or rejection of such prepayment offer and (v) be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. If the Required Lenders do not notify the Parent as provided above of their acceptance of such offer, then all of the Lenders shall be deemed to have accepted such offer. If the Required Lenders notify the Parent that they accept such offer as provided above, then (x) as of the Payment Date next preceding the prepayment date specified in the Change of Control Notice, the Commitments shall terminate and (y) on such prepayment date the entire unpaid principal amount of all the Loans, together with accrued interest thereon to the prepayment date and any applicable Make-Whole Amount, shall become due and payable. Two Business Days prior to any such prepayment, the Parent shall deliver to each Lender a certificate of a Senior Financial Officer specifying the calculation of any Make-Whole Amount as of the specified prepayment date.

     4.5 Optional Prepayment.

     (a) Revolving Loans. The Borrowers may, at their option, upon notice as provided in Section 4.5(e), prepay the outstanding principal of the Revolving Loans in whole or in part (but if in part in a principal amount of not less than $2,000,000), together with all accrued interest thereon; provided that (i) no prepayment of the Revolving Loans shall be permitted prior to the date that is 30 months after the Closing Date if, after giving effect to such prepayment, the aggregate outstanding principal amount of the Revolving Loans plus the aggregate outstanding principal amount of the Initial Term Loans would be less than the Floor Amount, (ii) no prepayment of the Revolving Loans shall be permitted prior to the date that is 60 days following the first day of the extended term thereof pursuant to any extension of the Revolving Loan Maturity Date in accordance with
Section 4.2(a) and (iii) no prepayment date shall be on or within three Business Days immediately prior to a March 31, a June 30, a September 30 or a December
31. So long as the Non-Mortgage Commitments remain in effect, subject to Section 5.2, the Borrowers may re-borrow the amount of any Revolving Loans prepaid in accordance with this Section 4.5(a).

     (b) Mortgage Loans. The Borrowers may prepay the Mortgage Loans as provided, and only as provided, in the Mortgage and the Mortgage Notes.

     (c) Initial Term Loans. The Borrowers may, at their option, upon notice as provided in Section 4.5(e), prepay the outstanding principal of the Initial Term Loans in whole but not in part at any time on or after the date that is 30 months after the Closing Date, together with all accrued interest thereon and any applicable Make-Whole Amount, provided that immediately upon any such prepayment of Initial Term Loans, the Commitments shall terminate.

     (d) Additional Term Loans. The Borrowers may, at their option, upon notice as provided in Section 4.5(e), prepay the outstanding principal of the Additional Term Loans in whole but not in part at any time, together with all accrued interest thereon and any applicable Make-Whole Amount. Following prepayment of the Additional Term Loans and to and including the last day of the Initial Term, the amount prepaid may not be re-borrowed.

     (e) Notice. The Parent will give each Lender written notice of each optional prepayment under Section 4.5(a), (b), (c) or (d) not less than five Business Days and in any event not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify (i) such date (which shall be a Business Day), (ii) the aggregate principal amount of the Loans of each Type to be prepaid on such date, (iii) the principal amount of the Loans of such Type held by each Lender to be prepaid, and (iv) the interest to be paid on the prepayment date with respect to such principal amounts being prepaid, and, in the case of a prepayment of any Term Loans, shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to any such prepayment of Term Loans, the Parent shall deliver to each Lender a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

     (f) Principal, Interest, etc. Due and Payable. In the case of each prepayment of Loans pursuant to this Section 4.5, the principal amount of each Loan to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount or Breakage Cost Indemnity, if any. From and after such date, unless the Borrowers shall fail to pay such principal amount when so due and payable, together so fixed for prepayment with the interest and Make-Whole Amount or Breakage Cost Indemnity, if any, as aforesaid, interest on such principal amount shall cease to accrue.

     (g) No Other Prepayment or Purchase of Loans. The Borrowers will not and will not permit any Affiliate to prepay, purchase, redeem or otherwise acquire, directly or indirectly, any of the outstanding Loans except upon the payment or prepayment of the Loans in accordance with the terms of the Loan Documents.

     4.6 Make-Whole Amount.

     "Make-Whole Amount" means, with respect to any Term Loan, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Term Loan over the amount of such Called Principal; provided that the Make-Whole Amount with respect to any Term Loan may in no event be less than 1% of the Called Principal of such Term Loan. In no event shall delivery to any of the Lenders of any certificate of a Senior Financial Officer (or of any other


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

writing by or on behalf of any of the Borrowers) specifying the calculation of any Make-Whole Amount affect the rights of the Lenders to challenge the accuracy of any such calculation or the rights of the Lenders to be paid the full amount of any Make-Whole Amount due to them in accordance with the terms of this Agreement. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

     "Called Principal" means, with respect to any Term Loan, the principal of such Term Loan that is to be prepaid pursuant to Section 4.5(c) or 4.5(d) or has become or is declared to be immediately due and payable pursuant to Section 8.2, as the context requires.

     "Discounted Value" means, with respect to the Called Principal of the Term Loan, the amount obtained by discounting such Called Principal from the Initial Term Loan or Additional Term Loan Maturity Date, as applicable, to the
Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Term Loans is payable) equal to the Reinvestment Yield with respect to such Called Principal.

     "Reinvestment Yield" means, with respect to the Called Principal of any Term Loan, the yield to maturity implied by (i) the yield reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the applicable display page in the pages designated as Pages PX1 through 8 (or such other display as may replace such pages) on Bloomberg Financial Markets ("Bloomberg") or, if such page (or its successor screen on Bloomberg) is unavailable, the Telerate Access Service screen that corresponds most closely to such page for actively traded U.S. Treasury securities having a maturity equal to the Remaining Life of such Called Principal as of such Settlement Date or (ii) if such yield is not reported as of such time or the yield reported as of such time is not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yield has been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for such U.S. Treasury security. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Term Loan.

     "Remaining Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the Initial Term Loan or Additional Term Loan Maturity Date, as applicable.

     "Settlement Date" means, with respect to the Called Principal of any Term Loan, the date on which such Called Principal is to be prepaid pursuant to
Section 4.5(c) or 4.5(d) or has become or is declared to be immediately due and payable pursuant to Section 8.2, as the context requires.

     4.7 Method of Payment; When Payments Deemed Made; Allocation of Partial Prepayments.

     (a) The Borrowers will pay all sums becoming due in respect of the Loans by Federal funds transfer of immediately available funds to the applicable account of each Lender as specified in Schedule A, or by such other method or at such other address as such Lender shall have from time to time specified to the Parent in writing for such purpose, without the presentation or surrender of any Note or the making of any notation thereon. Any such payment to be made to any Lender shall be deemed to have been made on the Business Day such payment actually becomes available to the Lender at such Lender's bank prior to the 1:00 p.m. (local time in New York City).

     (b) In the case of any partial prepayment of the Loans of any Type, the principal amount of the Loans of such Type to be prepaid shall be allocated among all of the Loans of such Type at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore prepaid.

     4.8 Payments Due on Non-Business Days.

     Anything herein to the contrary notwithstanding (but without limiting the requirements of this Section 4 that any date specified for prepayment of the Loans, in whole or in part, shall be a Business Day), any payment of principal of or Make-Whole Amount or interest on any Loan that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Loan is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

     4.9 Breakage Cost Indemnity.

     (a) The Borrowers agrees to indemnify each Lender for, and promptly to pay to each Lender upon the written request of such Lender (which request shall set forth in reasonable detail the calculation of and basis for any amount claimed by such Lender under this Section 4.9), any amounts required to compensate such Lender for any losses, costs or expenses sustained or incurred by such Lender (including any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's investment in the Revolving Loans, but excluding loss of margin for the period after an applicable prepayment) as a consequence of:

     (i) any event (including any acceleration of the Revolving Loans in accordance with Section 8.2 and any prepayment of the Revolving Loans pursuant to Section 4.3, 4.4 or 4.5) that results in such Lender receiving any amount on account of the principal of any Revolving Loan prior to the end of the Interest Period in effect therefor, or

     (ii) the failure by the Borrowers to pay any amount in respect of a payment or prepayment required to be made hereunder on the date due in respect of any Revolving Loan.

     (b) The provisions of this Section 4.9 shall remain operative and in full force and effect following the final maturity of the Revolving Loans regardless of (i) the consummation of the transactions contemplated hereby, (ii) the repayment of the Revolving Loans, (iii) any investigation made by or on behalf of any Lender, or (iv) the payment of Breakage Cost Indemnity (except to the extent such payment fully satisfies the Borrowers' obligations under this
Section 4.9).

5. CONDITIONS PRECEDENT.

     5.1 Conditions Precedent to Effectiveness.

     The obligations of the Lenders to make Loans hereunder shall not become effective until the date (the "Closing Date") on which each of the following conditions is satisfied:

     (a) Each Lender shall have received the following, in form and substance reasonably satisfactory to such Lender and its special counsel:

     (i) this Agreement, duly executed by the Borrowers;

     (ii) each of the following Notes:

     (1) a Mortgage Note or Notes, each substantially in the form of Exhibit 5.1(a)(ii)(1), payable to such Lender, duly executed by the Borrowers in the aggregate stated amount of such Lender's Non-Mortgage Commitment and in such denomination(s) as may be specified for such Lender in Schedule A; and

     (2) a Non-Mortgage Note or Notes, each substantially in the form of Exhibit 5.1(a)(ii)(2), payable to such Lender, duly executed by the Borrowers in the aggregate stated amount of such Lender's Mortgage Commitment and in such denomination(s) as may be specified for such Lender in Schedule A;

     (iii) an  Assignment  of  Leases  and  Rents  substantially  in the form of
Exhibit 5.1(a)(iii) (the "Assignment of Leases and Rents"), duly executed by the NYC Property Operating Subsidiaries;

     (iv) a Servicing Agreement between the Servicer and the Borrowers, substantially in the form of Exhibit 5.1(a)(iv) (the "Servicing Agreement"), duly executed by the Borrowers;

     (v) a Mortgage Agreement by the NYC Property Operating Subsidiaries, substantially in the form of Exhibit 5.1(a)(v) (the "NYC Property Mortgage"), duly executed by the NYC Property Operating Subsidiaries;

     (vi) each of the following Pledge Agreements (collectively, the "Pledge Agreements"):

     (1) a Pledge Agreement by the Parent in favor of the Lenders, substantially in the form of Exhibit 5.1(a)(vi)(1) (the "Parent Pledge Agreement"), duly executed by the Parent;

     (2) a Pledge Agreement by the Green Intermediate Subsidiary in favor of the Lenders, substantially in the form of Exhibit 5.1(a)(vi)(2) (the "Green Pledge Agreement"), duly executed by the Green Intermediate Subsidiary;

     (3) a Pledge Agreement by the Triboro Intermediate Subsidiary in favor of the Lenders, substantially in the form of Exhibit 5.1(a)(vi)(3) (the "Triboro Pledge Agreement"), duly executed by the Triboro Intermediate Subsidiary; and

     (4) a Pledge Agreement by the Jamaica Intermediate Subsidiary in favor of the Lenders, substantially in the form of Exhibit 5.1(a)(vi)(4) (the "Jamaica Pledge Agreement"), duly executed by the Jamaica Intermediate Subsidiary;

     (vii) (1) a Tenant's Estoppel Certificate by the NYC Tenant in favor of the Lenders, substantially in the form of Exhibit 5.1(a)(vii)(1), with respect to each of the NYC Leases (collectively, the "NYC Tenant's Estoppel Certificates"), each duly executed by the NYC Tenant and (2) an Agreement, substantially in the form of Exhibit 5.1(a)(vii)(2), with respect to each of the NYC Leases (collectively the "NYC Side Agreements") duly executed by the NYC Tenant and the applicable NYC Property Operating Subsidiary;

     (viii) an ISDA Master Agreement, together with a related schedule and a related confirmation, between the Initial LIBOR Cap Counterparty and the Parent, substantially in the form of Exhibit 5.1(a)(viii) (collectively, the "Initial LIBOR Cap Agreement"), duly executed by the Initial LIBOR Cap Counterparty and the Parent, and assigned by the Parent to the LIBOR Cap SPE with the written consent of the Initial LIBOR Cap Counterparty;

     (ix) a LIBOR Cap Security Agreement by the LIBOR Cap SPE in favor of the Lenders, substantially in the form of Exhibit 5.1(a)(ix) (the "LIBOR Cap Security Agreement"), duly executed by the Parent;

     (x) an opinion of Ruskin Moscou Faltischek, P.C., counsel to the Borrowers, dated the Closing Date and covering the matters set forth in Exhibit 5.1(a)(x) and such other matters as any Lender may reasonably request;

     (xi) an opinion of Day Pitney LLP, special counsel to the Lenders, dated the Closing Date and covering such matters as any Lender may reasonably request;

     (xii) a report by the Lender Environmental Consultant with respect to each NYC Property;

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

     (xiii) such land records, Uniform Commercial Code and other lien, judgment, litigation and tax records search reports with respect to the Original Properties, the Borrowers, their predecessors and other Persons as any Lender may reasonably request; and

     (xiv) such certificates of officers and other representatives of each Borrower as any Lender may reasonably request.

     (b) Uniform Commercial Code financing statements against each of the Borrowers and the LIBOR Cap SPE, covering all of the Collateral, shall have been duly filed in the appropriate offices.

     (c) The Assignment of Leases and Rents and the NYC Property Mortgage shall have been duly recorded in the appropriate land records; and the Lenders shall have received an ALTA mortgagee policy of title insurance (the "Title Policy") issued by First American Title Insurance Company (or another national title insurance company acceptable to the Lenders) in the aggregate face amount of $1,000,000, insuring the NYC Property Mortgage to be, as of the Closing Date, a valid first-priority lien on each NYC Property Operating Subsidiary's respective fee simple interest in the NYC Properties (including any easements appurtenant thereto) subject only to the NYC Property Permitted Liens. The Title Policy shall contain such endorsements as the Lenders may reasonably require.

     (d) Separate Private Placement Numbers issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Mortgage Notes and the Non-Mortgage Notes.

     (e) All fees and other amounts due and payable on the Closing Date pursuant to Section 9.2(a) shall have been paid.

     (f) Each Lender shall have received evidence satisfactory to it that the shareholder approvals, the mergers contemplated by the Merger Agreement and the related transactions described in the Proxy Statement as part of the Reorganization shall have been obtained and consummated as described in the Proxy Statement.

     (g) Each Lender shall have received evidence satisfactory to it that the Debt in favor of Commerce Bank, N.A. described in Schedule 6.1(p) shall have been satisfied in full and the Liens securing such Debt shall have been released or will be released in connection with the closing hereunder.

     (h) All corporate, limited liability company, partnership and other proceedings in connection with the Reorganization and the transactions contemplated by the Loan Documents and all documents and instruments incident to such transactions shall be satisfactory to the Lenders and their special counsel, and each Lender and such special counsel shall have received all such counterpart originals or certified or other copies of such documents as may be requested.

     (i) The Borrowers shall have delivered or caused to be delivered to the Lenders such financial, business, legal and other information regarding any

Borrower, or as to the legality, validity, binding effect or enforceability of the Loan Documents, as any Lender shall have reasonably requested.

     5.2 Conditions Precedent to all Loans.

     The obligation of any Lender to make any Loan, including the Mortgage Loans and Initial Term Loans and any Revolving Loans on the Closing Date, shall be subject to the conditions precedent that, on the date of such Loan and after giving effect thereto:

     (a) The following statements shall be true (and each of the giving of the applicable Funding Notice with respect to such Loan and the acceptance of the proceeds of such Loan without prior correction by or on behalf of the Borrowers shall constitute a representation and warranty by each Borrower as to the representations and warranties made by such Borrower that on the date of such Loan such statements are true):

     (i) the  representations  and  warranties  of each  Borrower  contained  in
Section 6.1 are correct in all material respects on and as of the date of such Loan, before and after giving effect to such Loan and to the application of the proceeds therefrom, as though made on and as of such date, except for any representations and warranty that speaks of a particular date (including those in Section 6.1(f) with respect to financial statements), which shall be true on and as of such particular date;

     (ii) no Default and no Event of Default has occurred and is continuing on or as of the date of such Loan or would result from such Loan or from the application of the proceeds thereof; and

     (iii) the making of such Loan would not cause the Available Commitments or the Aggregate Non-Mortgage Commitment Amount or the Mortgage Commitments to be exceeded.

     (b) In the case of any Revolving Loan, the Parent shall have delivered a Funding Notice to each Lender not less than five Business Days prior to the applicable Revolving Loan Funding Date, specifying such Revolving Loan Funding Date, the aggregate Funding Amount of the Revolving Loans to be advanced by the Lenders on such Revolving Loan Funding Date and the Funding Amount to be advanced by each Lender on such Revolving Loan Funding Date.

     (c) In the case of any Additional Term Loan, the Parent shall have delivered a Conversion Notice to each Lender in accordance with Section 3.4(b).

6. REPRESENTATIONS AND WARRANTIES.

     6.1 Borrowers.

     Each Borrower represents and warrants to each Lender as follows:

     (a) The shareholder approvals, the mergers contemplated by the Merger Agreement and the related transactions described in the Proxy Statement as part of the Reorganization have been obtained and consummated as described in the Proxy Statement.

     (b) Organization; Power and Authority. Each Borrower is a corporation or a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and, insofar as such concepts are applicable to it, is duly qualified as a foreign Person and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Borrower has the power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver each Loan Document to which it is or is to be a party and to perform the provisions of each such Loan Document.

     (c) Authorization, etc. Each Loan Document has been duly authorized by all necessary action on the part of each Borrower that is or is to be a party thereto, and each such Loan Document constitutes, or upon execution and delivery thereof will constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
(ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (d) Disclosure. The Loan Documents and the documents, certificates or other writings delivered to the Lenders by or on behalf of the Borrowers in connection with the transactions contemplated by the Loan Documents and identified in
Schedule 6.1(d), the financial statements listed in Schedule 6.1(f) and the Proxy Statement (the Loan Documents and such documents, certificates or other writings, such financial statements delivered to the Lenders and the Proxy Statement being referred to, collectively, as the "Disclosure Documents"), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since the date of the most recent of such audited financial statements, there has been no change in the financial condition, operations, business, properties or prospects of the Borrowers and their Subsidiaries, taken as a whole, except changes disclosed in the Proxy Statement or that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to any Senior Responsible Officer of any Borrower that could reasonably be expected to have a Material Adverse Effect that has not been set forth in the Disclosure Documents.

     (e) Organization and Ownership of Shares of Subsidiaries; Affiliates.

     (i) Schedule 6.1(e) contains complete and correct lists (A) of each Borrower's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by each Borrower and each other Subsidiary, (B) of each Borrower's Affiliates, other than Subsidiaries, and (C) of each Borrower's directors, managers and senior officers.

     (ii) All of the outstanding shares of capital stock or other equity interests of each Subsidiary shown in Schedule 6.1(e) as being owned by any Borrower and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by such Borrowers or Subsidiaries free and clear of any Lien other than Liens created by the Loan Documents securing the Obligations.

     (iii) Each Subsidiary identified in Schedule 6.1(e) is a corporation, a limited partnership, a limited liability company or another legal entity (as indicated in such Schedule) duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation, limited partnership, limited liability company or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate, partnership, limited liability company or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

     (f) Financial Statements; Material Liabilities. The Parent has delivered to the Lenders copies of the financial statements listed in Schedule 6.1(f) and, in the case of this representation and warranty being made after the initial Funding Date, the Borrowers have, to the extent required by Section 7.16(a) and 7.16(b), delivered or caused to be delivered to the Lenders the applicable financial statements required by such Section(s). All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the financial position of the Persons indicated therein as of the respective dates specified in such Schedule or specified in such financial statements and the results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Borrowers do not have any Material liabilities that are not disclosed in such financial statements or otherwise disclosed in the Disclosure Documents or in Schedule 6.1(p).

     (g) Compliance with Laws, Other Instruments, etc. The execution, delivery and performance by the Borrowers of the Loan Documents will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than the Liens created by the Loan Documents securing the Obligations) in respect of any property of any Borrower under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which it is bound or by which it or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to any Borrower or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any Borrower.

     (h) Governmental Authorizations, etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any Borrower of any Loan Document other than such as has been obtained prior thereto.

     (i) Litigation; Observance of Agreements, Statutes and Orders. Except as disclosed on Schedule 6.1(i) or in the notes to the financial statements listed on Schedule 6.1(f), there are no actions, suits, investigations or proceedings pending or, to the knowledge of any Senior Responsible Officer of any Borrower, threatened in writing against or affecting any Borrower or its Subsidiaries or any property of any Borrower or its Subsidiaries in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither any Borrower nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority, or is in violation of any applicable law, ordinance, rule or regulation (including Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (j) Taxes. Each of the Borrowers and their respective Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction except as set forth in Schedule 6.1(j), and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their respective properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the affected Borrower or Subsidiary has established adequate reserves in accordance with GAAP. The Senior Responsible Officers of the Borrowers do not know of any basis for any other tax or assessment, including those referred to in Schedule 6.1(j), that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrowers and their respective Subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate.

     (k) Title to Property; Leases. The Borrowers and their Subsidiaries have good and marketable title to the real properties owned by them and have good and sufficient title to their other respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet of each Person referred to in Schedule 6.1(f), in each case free and clear of Liens prohibited hereby. All of the NYC Leases are valid and in full force and effect and all other leases that individually or in the aggregate are Material are valid and in full force and effect.

     (l) Licenses, Permits, etc. Each Borrower and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (m) ERISA.

     (i) Schedule 6.1(m)(i) contains a list of each Former Plan.

     (ii) Schedule 6.1(m)(ii) contains a list of each Multiemployer Plan.

     (iii) Schedule 6.1(m)(iii) contains a list of each Plan.

     (iv) With respect to each Multiemployer Plan, the Borrowers have delivered to the Initial Lenders true, accurate and complete copies of: (a) the most current letter from each such Multiemployer Plan stating the "withdrawal liability" under part 1 of Subtitle E of Title IV of ERISA if, as of the date thereof, the Borrowers or any ERISA Affiliate were to engage in a "complete withdrawal" (as defined in section 4203 of ERISA) or a "partial withdrawal" (as defined in section 4205 of ERISA); and (b) any responses to such letter on behalf of any Borrower or ERISA Affiliate.

     (v) With respect to each Former Plan, no Borrower has incurred, or reasonably expects to incur, any liability under Title I or Title IV of ERISA that could reasonably be expected to result in a Material Adverse Effect.

     (vi) With respect to each Plan, (a) the Borrowers and each ERISA Affiliate have operated and administered each such Plan in compliance with all applicable laws except where any such noncompliance has not resulted in and could not reasonably be expected to result in a Material Adverse Effect; (b) neither the Borrowers nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA, or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA) that could reasonably be expected to result in a Material Adverse Effect; (c) no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by any Borrower or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of any Borrower or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions of the Code or ERISA, which liability or Lien in any such case could reasonably be expected to result in a Material Adverse Effect.

     (vii) To the Borrowers' knowledge, the aggregate withdrawal liability of the Borrowers and their ERISA Affiliates with respect to all Multiemployer Plans, determined as if a "complete withdrawal" (as defined in section 4203 of ERISA) had occurred on the date hereof, does not exceed $45 million. To the Borrowers' knowledge, no Multiemployer Plan is insolvent or in reorganization within the meaning of section 4241 or 4245 of ERISA.

     (viii) There are no unfunded liabilities for retiree medical and life insurance benefits or any other post-retirement benefits other than pensions arising under any "welfare benefit plan" (as such term is defined in Section

3(1) of ERISA) for which any Borrower could be liable that could reasonably be expected to result in a Material Adverse Effect.

     (ix) The execution and delivery of the Loan Documents and the making of the Loans to the Borrowers will not involve any transaction that is subject to the prohibitions of section 406(a) of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the IRC. The representation of the Borrowers in the first sentence of this Section 6.1(m)(ix) is made in reliance upon and subject to the accuracy of each Lender's representation in
Section 6.2(b) as to the sources of the funds used to make the Loans to be made by such Lender.

     (n) Private Offering. Neither any Borrower nor anyone acting on its behalf has offered the Loans or the Notes or any similar Securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Lenders. Neither any Borrower nor anyone acting on its behalf has taken, or will take, any action that would subject the making of the Loans or the issuance of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

     (o) Use of Proceeds; Margin Regulations. The Borrowers will apply the proceeds of the Loans directly or indirectly to redeem capital stock of the Parent, to acquire properties and make business acquisitions consistent with
Section 7.14, to make earnings and profits distributions to holders of capital stock of the Parent and for general corporate purposes, including, insofar as consistent with Section 7.14, providing working capital to their existing and any new subsidiaries. No part of the proceeds from the Loans will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve it in a violation of Regulation X of such Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of such Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Borrowers and Subsidiaries and the Borrowers do not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in such Regulation U.

     (p) Debt and Liens. Schedule 6.1(p) sets forth a complete and correct list of all outstanding Debt of the Borrowers and their Subsidiaries as of the date indicated therein (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and any Guaranty thereof, and a description of any Liens securing such Debt), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Borrowers and their Subsidiaries. Other than as set forth in Schedule 6.1(p), neither any Borrower nor any Subsidiary is in default and no waiver of such default is currently in effect, in the payment of any principal or interest on any Debt of any Borrower or Subsidiary and no event or condition exists with respect to any Debt of any Borrower or Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment. Neither any Borrower nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 7.12. Neither any Borrower nor any

Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt, any agreement relating thereto or any other agreement (including its charter or other organizational document) that limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of such Borrower or Subsidiary.

     (q) Foreign Assets Control Regulations, etc. Neither the making of the Loans hereunder nor the Borrowers' use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Neither any Borrower nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in section 1 of the Anti-Terrorism Order or
(ii) to the knowledge of the Borrowers, engages in any dealings or transactions with any such Person. The Borrowers and their Subsidiaries are in compliance with the USA Patriot Act. No part of the proceeds from the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Borrowers and their Subsidiaries.

     (r) Status under Certain Statutes. Neither any Borrower nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

     (s) Solvency. Each Borrower is Solvent.

     (t) Environmental Matters. No Borrower has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against it or any of its Subsidiaries or any of their respective real properties or other assets now or formerly owned, leased or operated by it or any of its Subsidiaries, alleging any damage to the environment or violation of any Environmental Laws, except for (i) such claims and matters as are disclosed on Schedule 6.1(t) and (ii) such other matters as, in each case, could not reasonably be expected to result in a Material Adverse Effect. No Borrower has knowledge of any facts that would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by it or any of its Subsidiaries or to other assets or their use, except, in each case, such as are disclosed on Schedule 6.1(t) or as could not reasonably be expected to result in a Material Adverse Effect. Neither any Borrower nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by it, and neither any Borrower nor any Subsidiary has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws, in each case in any manner that could reasonably be expected to result in a Material Adverse Effect, except as disclosed on Schedule 6.1(t). All buildings on all real properties now owned, leased or operated by any Borrower or Subsidiary are in compliance with applicable Environmental Laws, except as disclosed on Schedule 6.1(t) or where failure to comply could not reasonably be expected to result in a Material Adverse Effect. Schedule 6.1(f) accurately describes the nature and extent of the matters described therein and, to the Borrowers' knowledge, the magnitude of the Borrowers' potential liability with respect thereto.

     6.2 Lenders.

     Each Lender, severally but not jointly, represents and warrants to the Borrowers that:

     (a) Loans Made for Investment. Such Lender is investing in the Loans and the Notes for its own account or for one or more separate accounts maintained by such Lender or for the account of one or more pension or trust funds and not with a view to the distribution thereof; provided that the disposition of such Lender's property shall at all times be within such Lender's control. Each Lender understands that neither the Loans nor the Notes have been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Borrowers are not required to register the Loans or the Notes.

     (b) Source of Funds. At least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by such Lender to make the Loans to be made by such Lender hereunder:

     (i) the Source is an "insurance company general account" (as the term is defined in the United States Department of Labor's Prohibited Transaction Exemption ("PTE") 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC Annual Statement")) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Lender's state of domicile; or

     (ii) the Source is a separate account that is maintained solely in connection with such Lender's fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

     (iii) the Source is either (A) an insurance company pooled separate account, within the meaning of PTE 90-1 or (B) a bank collective investment fund, within the meaning of the PTE 91-38 and no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

     (iv) the Source constitutes assets of an "investment fund" (within the meaning of Part V of PTE 84-14 (the "QPAM Exemption")) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption); no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Parent and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Parent in writing pursuant to this clause (iv); or

     (v) the Source constitutes assets of a "plan(s)" (within the meaning of section IV of PTE 96-23 (the "INHAM Exemption")) managed by an "in-house asset manager" or "INHAM" (within the meaning of Part IV of the INHAM Exemption); the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of "control" in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Parent and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Parent in writing pursuant to this clause (v); or

     (vi) the Source is a governmental plan; or

     (vii) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Parent in writing pursuant to this clause
(vii); or

     (viii) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

     As used in this Section 6.2(b), the terms "employee benefit plan," "governmental plan" and "separate account" shall have the respective meanings assigned to such terms in section 3 of ERISA.

     (c) Such Lender has not engaged or made any commitment to or agreement with any broker or finder in connection with the transactions contemplated by the Loan Documents.

7. COVENANTS.

     7.1 Debt Service Coverage.

     The Borrowers will not permit the ratio (the "Debt Service Coverage Ratio") of (a) Consolidated Net Operating Income for any period of four consecutive Fiscal Quarters to (b) Consolidated Debt Service for such period, to be less than 1.3 to 1.0.

     7.2 Unsecured Debt Service Coverage.

     The Borrowers will not permit the ratio of (a) Consolidated Net Operating Income from Unencumbered Assets for any period of four consecutive Fiscal Quarters to (b) Consolidated Unsecured Debt Service for such period, to be less than 1.3 to 1.0.

     7.3 Leverage.

     The Borrowers will not permit the ratio of (a) Consolidated Debt at any time to (b) Total Assets Value at such time, to be greater than 0.6 to 1.0.

     7.4 Unencumbered Assets.

     The Borrowers will not permit the ratio of (a) Total Unencumbered Assets Value at any time to (b) Consolidated Unsecured Debt at such time, to be less than 1.5 to 1.0.

     7.5 Avis Property.

     (a) The Avis Property Operating Subsidiary shall at all times be a Wholly-Owned Subsidiary of the Parent and shall at all times have good and indefeasible fee simple title to the Avis Property, free and clear of all liens other than Permitted Liens.

     (b) The Parent will not permit Avis Property Debt to exceed $14,400,000 at any time.

     7.6 Ownership and Pledges of Interests.

     (a) Subject to Section 7.11, the Parent shall at all times legally and beneficially own (and there shall at all times be pledged to the Lenders pursuant to the Parent Pledge Agreement) 100% of the Interests in each Intermediate Subsidiary.

     (b) The Green Intermediate Subsidiary shall at all times legally and beneficially own (and there shall at all times be pledged to the Lenders pursuant to the Green Pledge Agreement) 100% of the Interests in each Green Operating Subsidiary.

     (c) The Triboro Intermediate Subsidiary shall at all times legally and beneficially own (and there shall at all times be pledged to the Lenders pursuant to the Triboro Pledge Agreement) 100% of the Interests in the Triboro Operating Subsidiary.

     (d) The Jamaica Intermediate Subsidiary shall at all times legally and beneficially own (and there shall at all times be pledged to the Lenders pursuant to the Jamaica Pledge Agreement) 100% of the Interests in the Jamaica Operating Subsidiary.

     7.7 Ownership of NYC Properties.

     (a) The First Green Operating Subsidiary shall at all times have good and indefeasible fee simple title to the First Green Property, free and clear of all liens other than NYC Property Permitted Liens.

     (b) The Second Green Operating Subsidiary shall at all times have good and indefeasible fee simple title to the Second Green Property, free and clear of all liens other than NYC Property Permitted Liens.

     (c) The Triboro Operating Subsidiary shall at all times have good and indefeasible fee simple title to the Triboro Property, free and clear of all liens other than NYC Property Permitted Liens.

     (d) The Jamaica Operating Subsidiary shall at all times have good and indefeasible fee simple title to the Jamaica Property, free and clear of all liens other than NYC Property Permitted Liens.

     7.8 NYC Property Operating Subsidiaries.

     The Parent will not permit any NYC Property Operating Subsidiary to, and no NYC Property Operating Subsidiary will:

     (a) engage in any business or other activities other than the ownership of its NYC Property, the leasing of such NYC Property to the NYC Tenant and activities directly related to such ownership and leasing;

     (b) at any time have any Debt or other indebtedness other than (i) Debt or other indebtedness owed to the Lenders and the Servicer under the Loan Documents or (ii) trade indebtedness (but not Debt), not exceeding $1,000,000 in aggregate unpaid amount at any time, arising in the ordinary course of its business as described in the foregoing clause (a);

     (c) have any Subsidiary;

     (d) make or have any Investments other than (i) Investments in its NYC Property and other Investments directly associated with the ownership and leasing of its NYC Property and (ii) Investments in cash and Cash Equivalents;

     (e) have any employees;

     (f) without the prior written consent of the Required Lenders, which shall not be unreasonably withheld, amend, modify, terminate or fail to comply in all material respects with the provisions of its certificate of formation, its limited liability company agreement or any similar organizational document;

     (g) except pursuant to the Loan Documents, commingle its funds or assets with assets of, or pledge its assets with or for, any other members of the Consolidated Group or any other Person (it being agreed and understood that the making of distributions, properly accounted for, by any NYC Property Operating Subsidiary to or at the discretion of its sole member shall not be deemed to be contrary to the provisions of this clause (g));

     (h) fail to maintain its records, books of account and bank accounts separate and apart from those of other members of the Consolidated Group and all other Persons;

     (i) maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any of other members of the Consolidated Group and all other Persons (it being agreed and understood that neither compliance with the provisions of the Servicing Agreement nor the making of distributions by any NYC Property Operating Subsidiary to or at the direction of its sole member shall be deemed to be contrary to the provisions of this clause (i));

     (j) except pursuant to the Loan Documents, hold itself out to be responsible for the debts of another Person or pay another Person's liabilities out of its own funds;

     (k) fail either to hold itself out to the public as a legal Person separate and distinct from any other Person or to conduct its business solely in its own name, in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that it is responsible for the debts of any third party (including any other members of the Consolidated Group or any Affiliate thereof); or

     (l) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

     7.9 LIBOR Cap.

     The LIBOR Cap SPE shall at all times prior to termination in full of the Commitments maintain in full force and effect an Acceptable LIBOR Cap Agreement, all of the LIBOR Cap SPE's right, title and interest in which shall at all times be subject to the LIBOR Cap Security Agreement.

     7.10 REIT Status.

     The Parent shall elect REIT status in accordance with the IRC at the time of filing its federal income tax returns for the year ending December 31, 2007. The Parent shall at all times be a REIT or, prior to its election of REIT status, an entity organized and operated in conformity with the requirements for qualification as a REIT; and, following the Parent's election of REIT status, each Subsidiary Borrower shall at all times be a "qualified REIT subsidiary" as defined in the IRC. The Parent and each of its Subsidiaries that is not a "qualified REIT Subsidiary" shall make the appropriate elections for such Subsidiary to be treated as a "taxable REIT subsidiary", as defined in the IRC.

     7.11 Merger, Consolidation, Etc.

     No Borrower will consolidate with or merge with any other Person or sell, lease, assign, transfer or dispose of all or substantially all of its assets in a single transaction or series of transactions with any Person unless:

     (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires all or substantially all of the assets of the Borrower, as the case may be, shall be a solvent corporation, limited partnership or limited liability company organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if a Borrower is not such corporation, limited partnership or limited liability company, (i) such corporation, limited partnership or limited liability company shall have executed and delivered to each Lender its assumption of the due and punctual performance and observance of each covenant and condition of the Loan Documents and (ii) such corporation or limited liability company shall have caused to be delivered to each Lender an opinion of independent counsel reasonably satisfactory to the Required Lenders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

     (b) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

     No such sale, lease, assignment or other disposition of all or substantially all of the assets of a Borrower shall have the effect of releasing such Borrower or any successor corporation, limited partnership or limited liability company that shall theretofore have become such in the manner prescribed in this Section 7.11 from its liabilities under the Loan Documents.

     For clarity, it is agreed and understood that the merger or consolidation of any of the Intermediate Subsidiaries with the Parent, or the sale, lease, assignment or other transfer of all or substantially all of the assets of any Intermediate Subsidiary to the Parent, would be permitted by the provisions of this Agreement, including this Section 7.11, but that the provisions of this Agreement (including Sections 7.6(b)-(d), 7.7 and 7.8) do not permit any merger or consolidation of the NYC Property Operating Subsidiaries with or into any other Person (including any other Borrower) or the sale, lease, assignment or other transfer of all or substantially all of their properties to any other Person.

     7.12 Liens.

     (a) No Borrower will, and the Borrowers will not permit any member of the Consolidated Group to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any of the properties or assets of any member of the Consolidated Group, whether now owned or held or hereafter acquired, or any income or profits therefrom (whether or not provision is made for the equal and ratable securing of the Obligations in accordance with Section 7.12(b)), or assign or otherwise convey any right to receive income or profits, except Permitted Liens.

     (b) If, notwithstanding the prohibition contained in Section 7.12(a), any Borrower directly or indirectly creates, incurs, assumes or permits to exist any Lien on or with respect to any property or assets of any Borrower, other than Permitted Liens, such Borrower will make or cause to be made effective provision whereby the Obligations will be secured prior to any and all other obligations thereby secured, such security to be pursuant to agreements reasonably satisfactory to the Required Lenders and, in any such case, the Lenders shall have the benefit, to the fullest extent that, and with such priority as, the Lenders may be entitled hereunder, of an equitable Lien on such property.

     7.13 Transactions with Affiliates.

     Except for transactions disclosed on Schedule 7.13, no Borrower will, and the Borrowers will not permit any member of the Consolidated Group to, directly or indirectly enter into any transaction or group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than another member of the Consolidated Group), except in the ordinary course and pursuant to the reasonable requirements of such Person's business and upon fair and reasonable terms no less favorable to such Person than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

     7.14 Line of Business.

     (a) The Parent will not, and will not permit any member of the Consolidated Group to, engage in any business if, as a result, the general nature of the business in which the Consolidated Group, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Consolidated Group, taken as a whole, is engaged on the date of this Agreement as described in the Proxy Statement.

     (b) Notwithstanding Section 7.14(a) or any other provision of this Agreement, neither the Parent nor any other member of the Consolidated Group shall be prohibited from selling, spinning off to shareholders or otherwise disposing of any of its Subsidiaries other than the Borrowers, the Avis Property Operating Subsidiary or the LIBOR Cap SPE, provided that no such disposition shall relieve the Borrowers from their obligation to comply with the provisions of Sections 7.1 through 7.4 of this Agreement .

     7.15 Plans and Multiemployer Plans.

     (a) No member of the Consolidated Group shall adopt, operate, maintain, administer, be a party to or contribute to any "pension plan" or "multiemployer plan" (as such terms are defined in Section 3 of ERISA) to the extent that doing so would reasonably be expected to result in a Material Adverse Effect.

     (b) The Borrowers and each ERISA Affiliate shall operate and administer each Plan and Future Plan in compliance in all material respects with the requirements of ERISA, the Code, and all other applicable laws, rules, regulations, statutes and orders, as applicable, except where any such noncompliance could not reasonably be expected to result in a Material Adverse Effect, and shall terminate each such Plan as soon as is practicable.

     (c) None of the Borrowers or any ERISA Affiliate shall adopt any amendment to any Plan for which security would be required under IRC section 401(a)(29) or applicable law.

     (d) Each of the Borrowers and the ERISA Affiliates shall not amend, waive, disavow or assign its rights under, and shall take any and all actions necessary to fully enforce, the indemnity provided by The City of New York in Section 1.5(a)(v) of the Asset Purchase Agreement between Green Bus Lines, Inc., Command Bus Company, Inc., Triboro Coach Corp., Jamaica Buses, Inc., Varsity Transit, Inc. and The City of New York, dated as of November 29, 2005.

     7.16 Financial and Business Information.

     The Borrowers shall deliver or cause to be delivered to each Lender:

     (a) Quarterly Statements -- within 90 days after the end of each Fiscal Quarter (other than the last Fiscal Quarter in any fiscal year), duplicate copies of (i) a consolidated balance sheet of the Consolidated Group as at the end of such quarter, and (ii) consolidated statements of income, changes in equity and cash flows of the Consolidated Group, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in the case of both (i) and (ii) in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as true and correct and fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

     (b) Annual Statements -- within 120 days after the end of each fiscal year, duplicate copies of (i) a consolidated balance sheet of the Consolidated Group as at the end of such year, and (ii) consolidated statements of income, changes in equity and cash flows of the Consolidated Group for such year, setting forth in the case of both (i) and (ii) in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by (A) an unqualified opinion thereon of independent public accountants of recognized national standing or any independent public accountant approved by the Required Lenders in their reasonable discretion, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances and (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit);

     (c) Notice of Default or Event of Default -- promptly, and in any event within five Business Days after a Senior Responsible Officer becomes aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any written notice or taken any action with respect to a claimed default of the type referred to in Section 8.1(g), a written notice specifying the nature and period of existence thereof and what action the Borrowers are taking or propose to take with respect thereto;

     (d) Notices from Governmental Authority -- promptly, and in any event within five Business Days after receipt thereof, copies of any notice to any Borrower from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

     (e) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Borrowers or relating to the ability of the Borrowers to perform their Obligations hereunder or under the Notes as from time to time may be reasonably requested by any Lender.

     7.17 Officer's Certificate.

     (a) Covenant Compliance. Each set of financial statements delivered to the Lenders pursuant to Section 7.16(a) or (b) shall be accompanied by a certificate of a Senior Financial Officer setting forth the information (including detailed calculations) required in order to establish whether the Borrowers were in compliance with the requirements of Sections 7.1 through 7.5, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence).

     (b) Event of Default. Each set of financial statements delivered to the Lenders pursuant to Section 7.16(a) or (b) shall be accompanied by a certificate of a Senior Financial Officer setting forth a statement that such Senior Financial Officer has reviewed the relevant terms of the Loan Documents and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Borrowers from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrowers shall have taken or proposes to take with respect thereto.

     7.18 Visitation.

     The Borrowers will permit the representatives of any Lender:

     (a) No Default -- if no Default or Event of Default is then continuing, at the expense of such Lender and upon reasonable prior written notice, to visit the principal offices of the Borrowers during normal business hours, to discuss the affairs, finances and accounts of the Borrowers and their Subsidiaries with the officers of the Borrowers, all at such reasonable times and as often as may be reasonably requested; and

     (b) Default -- if a Default or Event of Default is then continuing, at the expense of the Borrowers to visit and inspect any of the offices or properties of the Borrowers and their Subsidiaries, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Borrowers authorize such accountants to discuss the affairs, finances and accounts of the Borrowers and their Subsidiaries), all at such times and as often as may be requested, provided that all such visits to any properties under lease to others shall be conducted so as not to violate the rights of the tenants under such leases.

     7.19 Compliance with Law.

     The Borrowers will, and will cause their respective Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, provided that, to the extent that the NYC Tenant is responsible for any such matters under the NYC Leases, the Borrowers shall be deemed to be in compliance with this Section as it relates to the NYC Properties so long as the Borrowers are using good faith efforts to enforce the applicable provisions of the NYC Leases.

     7.20 Insurance.

     The Borrowers will, and will cause their respective Subsidiaries to, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated, provided that self-insurance provided by the NYC Tenant in compliance with
Article 11 of each of the NYC Leases shall be deemed sufficient with respect to the NYC Properties for purposes of this Section 7.20.

     7.21 Maintenance of Properties.

     (a) The Borrowers will, and will cause their respective Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), provided that, to the extent that the NYC Tenant is responsible for any such matters under the NYC Leases, the Borrowers shall be deemed to be in compliance with this Section as it relates to the NYC Properties so long as the Borrowers are using good faith efforts to enforce the applicable provisions of the NYC Leases.

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     (b) The Borrowers will not take any action to terminate, or that would be a basis for the NYC Tenant to terminate, any of the NYC Leases.

     7.22 Payment of Taxes and Claims.

     The Borrowers will, and will cause their respective Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of any such Person; provided that no Borrower or other member of the Consolidated Group need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by such Person on a timely basis in good faith and in appropriate proceedings, and such Person has established adequate reserves therefor in accordance with GAAP on its books or (ii) the nonpayment of all such taxes, assessments and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     7.23 Existence, etc.

     Each Borrower will at all times preserve and keep in full force and effect its corporate, partnership, limited liability company or separate account (as the case may be) existence. Each Borrower will, and will cause its respective Subsidiaries to, at all times preserve and keep in full force and effect all of its rights and franchises except where any failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     7.24 Terrorism Sanctions Regulations.

     No Borrower will, and no Borrower will permit any of its respective Subsidiaries to, (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in section 1 of the Anti-Terrorism Order or (b) knowingly engage in any dealings or transactions with any such Person.

     7.25 Books and Records.

     The Borrowers will, and will cause their respective Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over such Borrower or any of such Subsidiaries.

     7.26 Disclosure of Separateness of NYC Property Operating Subsidiaries.

     The Borrowers will cause all financial statements of the Parent or any Affiliate thereof that are consolidated or combined to include any NYC Property Operating Subsidiary to contain detailed notes clearly stating that such NYC Property Operating Subsidiary is a separate legal entity, that all of the assets of such NYC Property Operating Subsidiary are owned by such NYC Property Operating Subsidiary.

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     7.27 Fiscal Years.

     Each Borrower will cause its fiscal year to end at December 31.

     8. DEFAULTS; REMEDIES.

     8.1 Events of Default.

     An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

     (a) the Borrowers default in the payment of any principal or Make-Whole Amount with respect to any Loan when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

     (b) the Borrowers default in the payment of any interest on any Loan, any Breakage Cost Indemnity or any Non-Use Fee for more than two Business Days after the same becomes due and payable; or

     (c) any Borrower defaults in the performance of or compliance with the terms of any one or more of Sections 7.1 through 7.12, inclusive, or 7.16(c); or

     (d) a condition or event specified in any Loan Document (other than this Agreement) to be an Event of Default shall occur and be continuing; or

     (e) any Borrower  (i) defaults in the  performance  of or  compliance  with
Section 7.15 or Section 7.23 (except for the first sentence thereof) and such default is not remedied within five Business Days after the earlier of (x) its obtaining actual knowledge or such default and (y) receiving written notice of such default from any Lender or (ii) defaults in the performance of or compliance with any other term contained in any Loan Document (other than those referred to in Section 8.1(a), (b), (c) or (d)) and such default is not remedied within 30 days after the earlier of (x) its obtaining actual knowledge of such default and (y) receiving written notice of such default from any Lender; or

     (f) any representation or warranty made or deemed made in writing by or on behalf of any Borrower or by any officer, agent, member, trustee or other authorized representative of it in any Loan Document or in any writing furnished in connection with the transactions contemplated by the Loan Documents proves to have been false or incorrect in any material respect on the date as of which made or deemed made; or

     (g) any member of the Consolidated Group is in default (whether as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt outstanding in an aggregate principal amount of at least $1,000,000 beyond any period of grace provided with respect thereto, or (ii) any member of the Consolidated Group is in default in the performance of or compliance with any term of any Debt outstanding in an aggregate outstanding principal amount of at least $1,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt


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to be),  due and  payable  before its stated  maturity  or before its  regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (x) any member of the Consolidated Group has become obligated to purchase or repay Debt outstanding in an aggregate outstanding principal amount of at least $1,000,000 before its regular maturity or before its regularly scheduled dates of payment, or (y) one or more Persons have the right to require any member of the Consolidated Group so to purchase or repay such Debt; or

     (h) any member of the Consolidated Group, other than a Non-Material Subsidiary, (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate, partnership, trust, limited liability company or other action for the purpose of authorizing, effecting or otherwise furthering any of the foregoing; or

     (i) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by any member of the Consolidated Group, a custodian, receiver, trustee or other officer with similar powers with respect to any member of the Consolidated Group, other than a Non-Material Subsidiary, or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of any member of the Consolidated Group, other than an Non-Material Subsidiary, or any such petition shall be filed against any member of the Consolidated Group, other than a Non-Material Subsidiary, and such petition shall not be dismissed within 60 days; or

     (j) a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 are rendered against any member of the Consolidated Group and such judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of any such stay; or

     (k) any provision of any Loan Document to which a Borrower is a party shall at any time for any reason cease to be valid and binding on such Borrower (other than in accordance with the Loan Documents), or shall be determined to be invalid or unenforceable by any court, governmental agency or authority having jurisdiction over such Borrower, or any Borrower (or any Person at its authorized direction or on its behalf) shall assert the same in writing; or

     (l) (i) Any Plan or Future Plan shall fail to satisfy the minimum funding standards of ERISA or the IRC for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under IRC Section 412; (ii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all


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

Plans and Future Plans, determined in accordance with Title IV of ERISA, shall exceed $5 million; (iii) any Borrower or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the IRC relating to employee benefit plans; (iv) any Borrower or any ERISA Affiliate shall be in "default" (as defined in section 4219(c)(5) of ERISA) with respect to payments owing to any Multiemployer Plan as a result of such Person's "complete" or "partial withdrawal" (as described in section 4203 or 4205 of ERISA) therefrom; (v) any Termination Event shall occur with respect to a Plan, Future Plan or Multiemployer Plan; (vi) any Borrower establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Borrower thereunder; (vii) any Borrower or any ERISA Affiliate shall fail to pay when due an amount that is payable by it to the PBGC or to any Plan, Future Plan or Multiemployer Plan under Title IV of ERISA; (viii) a proceeding shall be instituted by a fiduciary of a Multiemployer Plan against any Borrower or any ERISA Affiliate to enforce section 515 of ERISA and such proceeding shall not have been dismissed within 30 days thereafter;
(ix) notwithstanding anything to the contrary herein, any breach of the covenant set forth in Section 7.15; or (x) any other event or condition shall occur or exist with respect to any Plan, Future Plan or Multiemployer Plan except that no event or condition referred to in clauses (i) through (x) shall constitute an Event of Default if it, together with all other such events or conditions at the time existing, has not subjected, and will not reasonably be expected to subject the Borrowers or their ERISA Affiliates to any liability that, alone or in the aggregate with all such liabilities would have a Material Adverse Effect.

As used in this Section 8.1(l), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

     8.2 Acceleration.

     (a) If an Event of  Default  with  respect  to any  Borrower  described  in
Section 8.1(h) or Section 8.1(i) (other than an Event of Default described in clause (i) of Section 8.1(h) or described in clause (vi) of Section 8.1(h) by virtue of the fact that such clause encompasses clause (i) of Section 8.1(h)) has occurred, any remaining Commitments shall automatically be terminated and all the Non-Mortgage Loans and Non-Mortgage Notes then outstanding shall automatically become immediately due and payable.

     (b) If any other Event of Default has occurred and is continuing, then the Required Non-Mortgage Lenders may at any time at its or their option, by notice or notices to the Parent, declare any remaining Commitments to be terminated and all the Non-Mortgage Loans and Non-Mortgage Notes then outstanding to be immediately due and payable, provided that if such Event of Default is a Curable Lease Default, the Lenders shall not make such a declaration on the basis thereof during the Standstill Period specified in the Assignment of Leases and Rents.

     (c) If any Event of Default  with  respect  to any  Borrower  described  in
Section 8.1(a) or (b) has occurred and is continuing, any Lender or Lenders affected by such Event of Default may at any time, at its or their option, by notice or notices to the Parent, declare any of their remaining Commitments to be terminated and any Non-Mortgage Loans and Non-Mortgage Notes held by it or them to be immediately due and payable.

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

     (d) Upon any Non-Mortgage Loans and Non-Mortgage Notes becoming due and payable under this Section 8.2, whether automatically or by declaration, such Loans and Notes will forthwith mature and the entire unpaid principal amount of such Loans, plus (x) all accrued and unpaid interest thereon (including interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount, if any, determined in respect of such principal amount of any Term Loans (to the full extent permitted by applicable law) and the Breakage Cost Indemnity, if any, with respect to any Revolving Loans shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Borrowers acknowledge that each Lender has the right to maintain its investment in the Term Loans free from repayment (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Borrowers in the event that any Term Loan is prepaid or is accelerated as a result of an Event of Default is intended to provide compensation for the deprivation of such right under such circumstances.

     8.3 Other Remedies.

     (a) If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Loans have become or have been declared immediately due and payable under Section 8.2, any Lender may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement in any Loan Document, or for an injunction against a violation of any of the terms of any Loan Document, or in aid of the exercise of any power granted by any Loan Document or by law or otherwise.

     (b) If any Default or Event of Default (as such terms are defined in the Mortgage) occurs with respect to the Mortgage Loans, the holders of the Mortgage Notes may proceed to protect and enforce their rights under the NYC Property Mortgage and applicable law, by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement in any Loan Document, or for an injunction against a violation of any of the terms of any Loan Document, or in aid of the exercise of any power granted by any Loan Document or by law or otherwise.

     8.4 No Waivers or Election of Remedies, Expenses, etc.

     No course of dealing and no delay on the part of any Lender in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice any Lender's rights, powers or remedies. No right, power or remedy conferred upon any Lender shall be exclusive of any other right, power or remedy referred to in any Loan Document or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the Obligations of the Borrowers under Section 9.2, the Borrowers will pay to any Lender on demand such further amount as shall be sufficient to cover all costs and expenses of such Lender incurred in any enforcement or collection under this Section 8, including reasonable attorneys' fees, expenses and disbursements.

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9. MISCELLANEOUS.

     9.1 Amendment and Waiver.

     (a) Requirements. Any provision of any Loan Document may be amended or waived if, and only if, such amendment or waiver is in writing and is signed by the Borrowers and the Required Lenders; provided that no such amendment or waiver shall, unless signed by all the Lenders, (i) increase or decrease the Commitment of any Lender (except for a ratable decrease in the Commitments of all Lenders), (ii) reduce the principal of or rate of interest on any Loan or any fees specified herein or any Make-Whole Amount, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or any Make-Whole Amount or for any reduction or termination of any Commitment, (iv) release any of the Collateral, (v) subordinate the Loans to any other Debt, (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, that shall be required for the Lenders or any of them to take any action under this Section
9.1 or any other  provision of any Loan  Document or (vii) amend or waive any of
Section 8.1(a), 8.1(b), 8.2, 9.1 or 9.3 or any defined term as used therein.

     (b) Solicitation of Lenders. The Borrowers will provide each Lender (irrespective of its Percentage or the amount of Loans then held by it) with reasonably sufficient information, reasonably far in advance of the date a decision is required, to enable such Lender to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Borrowers will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 9.1 to each Lender promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Lenders. No Borrower will, nor will any Borrower permit any Subsidiary or Affiliate of any Borrower to, directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Lender as consideration for or as an inducement to the entering into by any Lender of any waiver or amendment of any of the terms and provisions of any Loan Document unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to all Lenders even if a Lender did not consent to such waiver or amendment.

     (c) Binding Effect. Any amendment or waiver consented to as and to the extent required in this Section 9.1 applies equally to all Lenders and is binding upon them and upon each future Lender and upon the Borrowers without regard to whether any Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between any Borrower and any Lender nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Lender.

     (d) Loans Held by Borrowers, etc. Solely for the purpose of determining whether the requisite Lenders have approved or consented to any amendment, waiver or consent to be given under any Loan Document, or have directed the taking of any action provided in any Loan Document to be taken upon the


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direction of any Lenders, any Notes or Loans directly or indirectly owned by any
Borrower or any of their Subsidiaries or Affiliates shall be deemed not to be outstanding.

     9.2 Costs and Expenses.

     (a) Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Borrowers will pay all reasonable costs and expenses (including the reasonable fees and expenses of special counsel for the Lenders and the Servicer and, if reasonably required by the Required Lenders, local or other counsel) incurred by the Lenders or the Servicer in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of any Loan Document (whether or not such amendment, waiver or consent becomes effective), including: (i) the fees and expenses of environmental consultants, the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights hereunder or under the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection herewith, or by reason of being a Lender or the Servicer, (ii) the costs and expenses, including reasonable financial advisors' fees, incurred in connection with the insolvency or bankruptcy of any Borrower or in connection with any work-out or restructuring of the transactions contemplated hereby, (iii) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO, and (iv) the costs and expenses incurred in connection with any extension of the maturity of any of the Loans and the conversion of any of the Loans from one Type to another. The Borrowers will pay, and will save each Lender and the Servicer harmless from,
(1) all claims in respect of any fees, costs or expenses, if any, of brokers and finders, (2) any document, stamp, recording or similar tax, duty or charge imposed in connection with the execution and delivery of any Loan Document and recordation of the NYC Property Mortgage and (3) the costs and expenses of the Title Policy required by Section 5.1(c).

     (b) Survival. The Obligations of the Borrowers under this Section 9.2 will survive the termination or expiration of the Commitments, the payment or transfer of any Loan, the enforcement, amendment or waiver of any provision of the Loan Documents, and the termination of the Loan Documents.

     9.3 Confidential Information.

     For the purposes of this Section 9.3, "Confidential Information" means information delivered to any Lender by or on behalf of any Borrower in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Lender as being confidential information of a member of the Consolidated Group; provided that such term does not include information that (a) was publicly known or otherwise known to any Lender prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Lender or any Person acting on such Lender's behalf, (c) otherwise becomes known to such Lender other than through disclosure by a member of the Consolidated Group or (d) constitutes financial statements delivered to such Lender under Section 7.16 that are otherwise publicly available. Each Lender will maintain the confidentiality of


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

such Confidential Information in accordance with procedures adopted by such Lender in good faith to protect confidential information of third parties delivered to such Lender; provided that such Lender may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates, (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 9.3,
(iii) any other Lender, (iv) any Institutional Investor to which such Lender sells or offers to sell any Loan or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 9.3), (v) any Person from which such Lender offers to purchase any security or Debt of any Borrower (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 9.3),
(vi) any federal or state regulatory authority having jurisdiction over such Lender, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Lender's investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Lender,
(x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Lender is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Lender may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies hereunder or under the Notes.

     9.4 Registration; Exchange; Substitution of Notes.

     (a) Registration of Notes, etc. The Parent shall keep at its principal executive office set forth in Schedule 9.5(a) a register for the registration and registration of transfers of the Notes and the Loans and Commitments represented thereby. The name and address of each Lender, each transfer of Notes and the Loans and Commitments represented thereby and the name and address of each transferee of one or more of the Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Borrowers shall not be affected by any notice or knowledge to the contrary. The Parent shall give to any holder of a Note that is an Institutional Investor, promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of the Notes. Each holder of a Note shall be deemed to be a Lender hereunder.

     (b) Assignment. Subject to the provisions of this Section 9.4(b) and the other terms and provisions of this Agreement, any Lender may at any time assign to one or more ING Affiliated Lenders or to any other Institutional Investors having a net worth of at least $100,000,000 (each, an "Assignee") all, or a proportionate part of all, of its rights and obligations under the Loan Documents. The Assignee shall assume such rights and obligations pursuant to a Lender Assignment and Acceptance executed by such Assignee and such transferor Lender. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in the Lender Assignment and Acceptance, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Such Assignee shall be bound by, and shall be deemed to have made, the representations and warranties set forth in Section 6.2. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Parent certification as to exemption from deduction or withholding of any United States federal income taxes. Any assignment made pursuant to this Section 9.4(b) shall in no event result in increased cost to the Borrowers in the form of increased interest expense, breakage, yield maintenance or otherwise.

     (c) Participation. Any Lender may at any time grant to one or more Institutional Investors or other entities (each, a "Participant") participating interests in its Commitments or any or all of its Loans. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrowers, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrowers shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder, including the right to approve any amendment, modification or waiver of any provision of the Loan Documents, and that such Participant shall be bound by, and shall be deemed to have made, the representations and warranties set forth in Section 6.2. Any participation made pursuant to this Section 9.4(c) shall in no event result in increased cost to the Borrowers in the form of increased interest expense, breakage, yield maintenance or otherwise.

     (d) Transfer and Exchange of Notes. Subject to the provisions of Sections 9.4(b) and 9.4(c), upon surrender of any Note to the Parent for transfer or exchange, within ten Business Days thereafter, the Borrowers shall execute and deliver one or more new Notes (as requested by the holder thereof) of the same tenor in exchange therefor, in an aggregate face amount equal to the face amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 5.1(a)(ii)(1) or Exhibit 5.1(a)(ii)(2), as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Borrowers may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of the Notes and the actual cost of preparing any new Notes.

     (e) Replacement of the Notes. Upon receipt by the Parent of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and (i) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an Initial Lender or an Affiliate thereof or another holder of a Note with a minimum net worth of at least $100,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or (ii) in the case of mutilation, upon surrender and cancellation thereof, within ten Business Days thereafter, the Borrowers shall execute and deliver, in lieu thereof, a new Note of the same tenor and with the same face amount as, and dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon. The Borrowers may require payment of a sum sufficient to cover the actual cost of preparing any such replacement Note.

     9.5 Notices.

     All notices and communications provided for hereunder shall be in writing and sent (i) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or
(ii) by registered or certified mail with return receipt requested (postage prepaid), or (iii) by a recognized overnight delivery service (with charges prepaid). Any such notice or communication must be sent:

     (a) if to a Borrower, to the address of such Borrower set forth in Schedule 9.5(a), or at such other address as such Borrower shall have specified to each other party hereto in writing; or

     (b) if to any Lender, to such Lender at its applicable address set forth in Schedule A, or such other address as such Lender shall have specified to Borrowers in writing.

     9.6 Successors and Assigns.

     All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not.

     9.7 Severability.

     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     9.8 Counterparts; Execution and Delivery by Facsimile or E-mail.

     This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed counterpart of this Agreement by facsimile or by e-mail of a PDF file or similar electronic image file shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or by e-mail also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, or binding effect hereof.

     9.9 Waiver of Jury Trial.

     EACH PARTY HERETO HEREBY IRREVOCABLY, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY OF THE LOAN DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER ORAL OR WRITTEN) RELATING TO THE FOREGOING. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

     9.10 Governing Law.

     (a) This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE EASTERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OBLIGOR SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OBLIGOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY OF THE LOAN DOCUMENTS OR ANY OTHER DOCUMENT RELATED THERETO. EACH OBLIGOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

     9.11 Authority of Individual Lenders; Sharing Among Lenders.

     Each Lender that has executed or agreed in writing to be bound by this Agreement shall be entitled to the benefits of the Loan Documents. Notwithstanding the foregoing, each Lender shall share with the other Lenders, pro rata among all Lenders in accordance with the respective amounts of Obligations owed to each Lender, any and all proceeds of enforcement of rights and remedies of the Lenders against any Borrower.

     9.12 ING-Affiliated Lenders, etc.

     (a) All of the Initial Lenders are ING-Affiliated Lenders. IIM hereby is and shall be designated by each ING Affiliated Lender to receive all notices, financial statements, certificates, reports and other communications hereunder (including all Funding Notices, notices of prepayments and items delivered to the Lenders pursuant to Section 7.16 or 7.17), and to exercise any rights under
Section 7.18, on such Lender's behalf.

     (b) In the event that at any time not all of the Lenders are ING-Affiliated Lenders, the Lenders shall, upon the request of the Parent, agree to amendments to this Agreement proposed by the Parent to add as a party hereto an administrative agent to act as such for all of the Lenders hereunder (an "Administrative Agent"), provided that (i) the Lenders shall not be obligated to agree to any such amendments at any time that an Event of Default exists; (ii) such amendments shall not adversely affect the rights or remedies of the Lenders hereunder (including the right of each Lender to make its own decisions with respect to the exercise of rights and remedies hereunder); (iii) the reasonable costs and expenses of such amendments incurred by the Lenders shall be borne by the Borrowers in accordance with Section 9.2; (iv) the fees, costs and expenses of any Administrative Agent shall be borne by the Borrowers; and (v) any Administrative Agent shall be an insurance company, a bank or another financial institution experienced in acting as administrative agent under revolving credit facilities (it being understood that neither IIM nor any Lender shall have any obligation to act as Administrative Agent), shall not be affiliated with any of the Borrowers and shall be reasonably acceptable to the Required Lenders.



      [Remainder of page intentionally blank; next page is signature page]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Borrower:                            GTJ REIT, INC.


                                     By:
                                          -------------
                                           Name:
                                           Title:

Borrower:                            GREEN ACQUISITION, INC.


                                     By:
                                          -------------
                                           Name:
                                           Title:

Borrower:                            TRIBORO ACQUISITION, INC.


                                     By:
                                          -------------
                                           Name:
                                           Title:

Borrower:                            JAMAICA ACQUISITION, INC.


                                     By:
                                          -------------
                                           Name:
                                           Title:

Borrower:                            165-25 147TH AVENUE, LLC


                                     By:
                                          -------------
                                           Name:
                                           Title:

Borrower:                            49-19 ROCKAWAY BEACH BOULEVARD, LLC


                                     By:
                                          -------------
                                           Name:
                                           Title:

                       [Signature page to Loan Agreement]

Borrower:                           85-01 34TH AVENUE, LLC


                                    By:
                                         -------------
                                          Name:
                                          Title:

Borrower:                           114-15 GUY BREWER BOULEVARD, LLC


                                    By:
                                         -------------
                                          Name:
                                          Title:



                       [Signature page to Loan Agreement]

Initial Lenders:                     ING USA ANNUITY AND LIFE INSURANCE COMPANY
                                     ING LIFE INSURANCE AND ANNUITY COMPANY
                                     RELIASTAR LIFE INSURANCE COMPANY
                                     SECURITY LIFE OF DENVER INSURANCE COMPANY
                                     By: ING Investment Management LLC, as Agent


                                     By:
                                          -------------
                                           Name:
                                           Title:


                       [Signature page to Loan Agreement]

                                                  Schedule A to Loan Agreement


                                                                                                            Principal Amount
                Name of Purchaser                     Percentage      Principal Amount of Non-Mortgage      of Mortgage Notes
                                                                            Notes to be Purchased           to be Purchased
--------------------------------------------- --------------------- -------------------------------------- -------------------
ING USA ANNUITY AND LIFE INSURANCE COMPANY              46.21%                 $14,300,000.00              $200,000.00
                                                                               $11,834,482.76              $165,517.24
                                                                               $ 6,903,448.28              $ 96,551.72

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

          Each such wire transfer shall set forth the name of the Issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, a reference to the PPN, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)  Address for all notices relating to payments:

          ING Investment Management LLC
          Suite 300
          5780 Powers Ferry Road, NW
          Atlanta, GA  30327-4349
          Attn:  Operations/Settlements
          Fax:  (770) 690-4886

(3) Address for all other communications and notices:

         ING Investment Management LLC
         Suite 300
         5780 Powers Ferry Road, NW
         Atlanta, GA  30327-4349
         Attn:  Private Placements
         Fax:  (770) 690-5057

(4) Tax Identification No.:


                                                                                                            Principal Amount
                Name of Purchaser                     Percentage      Principal Amount of Non-Mortgage      of Mortgage Notes
                                                                            Notes to be Purchased           to be Purchased
--------------------------------------------- --------------------- -------------------------------------- -------------------
ING LIFE INSURANCE AND ANNUITY COMPANY                 34.48%                    $24,655,172.41               $344,827.59

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

          Each such wire transfer shall set forth the name of the Issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, a reference to the PPN, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)  Address for all notices relating to payments:

         ING Investment Management LLC
         Suite 300
         5780 Powers Ferry Road, NW
         Atlanta, GA  30327-4349
         Attn:  Operations/Settlements
         Fax:  (770) 690-4886

(3)  Address for all other communications and notices:

         ING Investment Management LLC
         Suite 300
         5780 Powers Ferry Road, NW
         Atlanta, GA  30327-4349
         Attn:  Private Placements
         Fax:  (770) 690-5057

(4) Tax Identification No.:

                                                                                                            Principal Amount
                Name of Purchaser                     Percentage      Principal Amount of Non-Mortgage      of Mortgage Notes
                                                                            Notes to be Purchased           to be Purchased
--------------------------------------------- --------------------- -------------------------------------- -------------------
RELIASTAR LIFE INSURANCE COMPANY                        9.66%                  $6,903,448.28               $96,551.72

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

          Each such wire transfer shall set forth the name of the Issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, a reference to the PPN, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)  Address for all notices relating to payments:

         ING Investment Management LLC
         Suite 300
         5780 Powers Ferry Road, NW
         Atlanta, GA  30327-4349
         Attn:  Operations/Settlements
         Fax:  (770) 690-4886

(3)  Address for all other communications and notices:

         ING Investment Management LLC
         Suite 300
         5780 Powers Ferry Road, NW
         Atlanta, GA  30327-4349
         Attn:  Private Placements
         Fax:  (770) 690-5057

(4)  Tax Identification No.:

                                                                                                            Principal Amount
                Name of Purchaser                     Percentage      Principal Amount of Non-Mortgage      of Mortgage Notes
                                                                            Notes to be Purchased           to be Purchased
--------------------------------------------- --------------------- -------------------------------------- -------------------
SECURITY LIFE OF DENVER                                 9.66%                  $6,903,448.28               $96,551.72
INSURANCE COMPANY

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

          Each such wire transfer shall set forth the name of the Issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, a reference to the PPN, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)  Address for all notices relating to payments:

         ING Investment Management LLC
         Suite 300
         5780 Powers Ferry Road, NW
         Atlanta, GA  30327-4349
         Attn:  Operations/Settlements
         Fax:  (770) 690-4886

(3)  Address for all other communications and notices:

         ING Investment Management LLC
         Suite 300
         5780 Powers Ferry Road, NW
         Atlanta, GA  30327-4349
         Attn:  Private Placements
         Fax:  (770) 690-5057

(4)  Tax Identification No.:

                                                                    EXHIBIT 1.1

                    [FORM OF DECLARATION AS TO AVIS PROPERTY]

     This DECLARATION made as of the ____ day of _________ 20__, by G.T.J. Co., Inc., having an office located at 60 Hempstead Avenue, West Hempstead, New York 11552 (hereinafter referred to as "Declarant");

                                   WITNESSETH

     WHEREAS, Declarant is the fee owner of certain real property located in the County of Queens, City and State of New York, designated for real property tax purposes as Lot 34 on Tax Block 1082 commonly known by the street address as 23-25 87th Street ("Lot 34") and Lot 121 of Tax Block 1083 commonly known by the street address as 88-08 23rd Avenue ("Lot 121") (together, Lots 121 and Lot 34, hereinafter referred to as the "Subject Properties") and is more particularly described in Exhibit A, annexed hereto and made part hereof; and

     WHEREAS, _________________ Title Insurance Company has issued a Certification of Parties in Interest, annexed hereto as Exhibit B and made a part hereof, that as of the ___, day of _____, 20__, Declarant and __________________________, herein after also referred to as a ("Party-in-Interest"), is(are) the only Party(ies)-in-Interest (as defined in subdivision (c) of the definition of "zoning lot" set forth in Section 12-10 of the Zoning Resolution of the City of New York) in the Subject Properties; and

     WHEREAS, all Parties-in-Interest to the Subject Properties have either executed this Declaration or waived their rights to execute this Declaration by written instrument annexed hereto as Exhibit B-1 and made a part hereof, which instrument is intended to be recorded simultaneously with this Declaration; and

     WHEREAS, Declarant has proposed to rezone Lot 121 of the Subject Properties from M1-1\C4-2\R3-2 to M1-1\C4-1 and has submitted an application numbered 060467 ZMQ (the "Application") for review by the New York City Department of City Planning (the "DCP") under the Uniform Land Use Review Procedure (the "ULURP") as set forth in the New York City Charter, sections 197-c, 197-d, 200 and 201 and the procedures set forth in the paragraph immediately following the next paragraph; and

     WHEREAS, Declarant has proposed to demap 88th Street between 23rd and 24th Avenues, which would result in the Subject Properties in combination with a portion of the demapped street becoming a single zoning lot, and has submitted a companion application numbered 060466 MMQ (the "Companion Application") for review by the DCP under ULURP as set forth in the New York City Charter, sections 197-c, 197-d and 199 and the procedures set forth in the paragraph immediately following; and

     WHEREAS, an environmental assessment of the Subject Properties pursuant to the State Environmental Quality Review Act (the "SEQRA") and the City Environmental Quality Review (the "CEQR") is under review in connection with the

Application and the Companion Application (CEQR # 06DCP048Q) and, pursuant to the SEQRA and CEQR, the Department of Environmental Protection (the "DEP") has reviewed the environmental assessment, including the historic land use of the Subject Properties; and

     WHEREAS, the results of such review as documented in DEP's June 6, 2006 letter attached hereto as Exhibit C and made a part hereof, indicate the potential presence of hazardous materials; and

     WHEREAS, Declarant desires to identify the existence of any potential hazardous materials and remediate any such hazardous materials found in connection with the development or redevelopment of the Subject Properties and has agreed to submit a hazardous materials sampling protocol prepared by a qualified consultant and including a health and safety plan, (as approved by DEP the "Sampling Protocol"), which shall be submitted for the approval of DEP and to test and identify any potential hazardous materials pursuant to the approved Sampling Protocol and, if such hazardous materials are found, to submit a hazardous materials remediation plan, including a health and safety plan, (as approved by DEP the "Remediation Plan") and upon the approval of the Remediation Plan by DEP, the Declarant shall provide for the remediation of such hazardous materials; and

     WHEREAS, Declarant agrees to implement the Sampling Protocol and all hazardous material remediation required by the Remediation Plan, if any, and desires to restrict the manner in which the Subject Property may be developed or redeveloped by having the implementation of the Sampling Protocol and Remediation Plan, if any, performed to the satisfaction of DEP, as evidenced by a writing as set forth herein, be a condition precedent to any change of use or soil disturbance for any such development or redevelopment; and

     WHEREAS, Declarant intends this Declaration to be binding upon all successors and assigns; and

     WHEREAS, Declarant intends this Declaration to benefit all land owners and tenants including the City of New York ("the City") without consenting to the enforcement of this Declaration by any party or entity other than the City.

     NOW, THEREFORE, Declarant does hereby declare and agree that the Subject Properties shall be held, sold, transferred, and conveyed, subject to the restrictions and obligations which are for the purpose of protecting the value and desirability of the Subject Properties and which shall run with the land, binding the successors and assigns of Declarant so long as they have any right, title or interest in the Subject Properties or any part thereof:

     1. (a) Declarant covenants and agrees that no application for grading, excavation, foundation, alteration, building or other permit respecting the Subject Properties which permits soil disturbance shall be submitted to or accepted from the Department of Buildings (the "DOB") by the Declarant until DEP has issued to DOB, as applicable, either a Notice of No Objection as set forth in Paragraph 2(a), a Notice to Proceed as set forth in Paragraph 2(b), a Notice of Satisfaction as set forth in Paragraph 2(c) or a Final Notice of Satisfaction as set forth in Paragraph 2(d). Declarant shall submit a copy of the Notice of

No Objection, Notice to Proceed, Notice of Satisfaction or Final Notice of Satisfaction to the DOB at the time of filing of any application set forth in this Paragraph 1(a).

     (b) Declarant further covenants and agrees that no application for a temporary or permanent Certificate of Occupancy that reflects a change in use group respecting the Subject Properties shall be submitted to or accepted from DOB by the Declarant until DEP has issued to DOB, as applicable, either a Notice of No Objection as set forth in Paragraph 2(a), a Notice of Satisfaction as set forth in Paragraph 2(c) or a Final Notice of Satisfaction as set forth in Paragraph 2(d). Declarant shall submit a copy of the Notice of No Objection, Notice of Satisfaction or Final Notice of Satisfaction to the DOB at the time of filing of any application set forth in this Paragraph 1(b).

     2. (a) Notice of No Objection - DEP shall issue a Notice of No Objection after the Declarant ha has completed the work set forth in the DEP approved Sampling Protocol and DEP has determined in writing that the results of such sampling demonstrate that no hazardous materials remediation is required for the proposed project.

     (b) Notice to Proceed - DEP shall issue a Notice to Proceed after it determines that: (i) the Remediation Plan has been approved by DEP and (ii) the permit(s) respecting the Subject Properties that permit grading, excavation, foundation, alteration, building or other permit respecting the Subject Properties which permits soil disturbance or construction of the superstructure are necessary to further the implementation of the DEP approved Remediation Plan.

     (c) Notice of Satisfaction - DEP shall issue a Notice of Satisfaction after the Remediation Plan has been prepared and accepted by DEP and DEP has determined in writing that the Remediation Plan has been completed to the satisfaction of DEP.

     (d) Final Notice of Satisfaction - DEP shall issue a Final Notice of Satisfaction after the Remediation Plan has been prepared and accepted by DEP and DEP has set forth in writing, that the Remediation Plan has been completed to the satisfaction of DEP and all potential hazardous materials have been removed or remediated and no further hazardous remediation is required on the Subject Properties as determined by DEP.

     3.   Declarant   represents  and  warrants  with  respect  to  the  Subject
Properties, that no restrictions of record, nor any present or presently existing estate or interest in the Subject Properties nor any lien, encumbrance, obligation, covenant of any kind preclude, presently or potentially, the imposition of the obligations and agreements of this Declaration.

     4. Declarant acknowledges that the City is an interested party to this Declaration and consents to the enforcement of this Declaration solely by the City, administratively or at law or at equity, of the obligations, restrictions and agreements pursuant to this Declaration.

     5. The provisions of this Declaration shall inure to the benefit of and be binding upon the respective successors and assigns of the Declarant, and references to the Declarant shall be deemed to include such successors and assigns as well as successors to their interest in the Subject Properties.

References in this Declaration to agencies or instrumentalities of the City shall be deemed to include agencies or instrumentalities succeeding to the jurisdiction thereof.

     6. Declarant shall be liable in the performance of any term, provision, or covenant in this Declaration, subject to the following provisions:

     The City and any other party relying on this Declaration will look solely to the fee estate interest of the Declarant in the Subject Properties for the collection of any money judgment recovered against Declarant, and no other property of the Declarant shall be subject to levy, execution, or other enforcement procedure for the satisfaction of the remedies of the City or any other person or entity with respect to this Declaration. The Declarant, including its officers, managers and members, shall have no personal liability under this Declaration.

     7. The obligations, restrictions and agreements herein shall be binding on the Declarant or other parties in interest only for the period during which the Declarant and any such Party-in-Interest holds an interest in the Subject Properties; provided, however, that the obligations, restrictions and agreements contained in this Declaration may not be enforced against the holder of any mortgage unless and until such holder succeeds to the fee interest of the Declarant by way of foreclosure or deed in lieu of foreclosure.

     8. Declarant shall indemnify the City, its respective officers, employees and agents from all claims, actions, or judgments for loss, damage or injury, including death or property damage of whatsoever kind or nature, arising from Declarant's obligations under this Declaration, including without limitation, the negligence or carelessness of the Declarant, its agents, servants or employees in undertaking such obligations; provided, however, that should such a claim be made or action brought, Declarant shall have the right to defend such claim or action with attorneys reasonably acceptable to the City and no such claim or action shall be settled without the written consent of the City.

     9. If Declarant is found by a court of competent jurisdiction to have been in default in the performance of its obligations under this Declaration, and such finding is upheld on a final appeal by a court of competent jurisdiction or by other proceeding or the time for further review of such finding or appeal has lapsed, Declarant shall indemnify and hold harmless the City from and against all reasonable legal and administrative expenses arising out of or in connection with the enforcement of Declarant's obligations under this Declaration as well as any reasonable legal and administrative expenses arising out of or in connection with the enforcement of any judgment obtained against the Declarant, including but not limited to the cost of undertaking the Remediation Plan, if any.

     10. Declarant shall cause every individual or entity that between the date hereof and the date of recordation of this Declaration, becomes a
Party-in-Interest (as defined in subdivision (c) of the definition of "zoning lot" set forth in Section 12-10 of the Zoning Resolution of the City of New
York) to all or a portion of the Subject Properties to waive its right to execute this Declaration and subordinate its interest in the Subject Properties to this Declaration. Any mortgage or other lien encumbering the Subject Properties in effect after the recording date of this Declaration shall be subject and subordinate hereto as provided herein. Such waivers and subordination shall be attached to this Declaration as Exhibits and recorded in the Office of the County or City Register.

     11. This Declaration and the provisions hereof shall become effective as of the date of this Declaration. Within five (5) business days of the date hereof, Declarant shall submit this Declaration for recording or shall cause this Declaration to be submitted for recording in the Office of the County or City Register, where it will be indexed against the Subject Properties. Declarant shall promptly deliver to the DEP and the Department of City Planning proof of recording in the form of an affidavit of recording attaching the filing receipt and a copy of the Declaration as submitted for recording. Declarant shall also provide a certified copy of this Declaration as recorded to DEP and DCP as soon as a certified copy is available.

     12. This Declaration may be amended or modified by Declarant only with the approval of DEP or the agency succeeding to its jurisdiction and no other approval or consent shall be required from any other public body, private person or legal entity of any kind. A statement signed by the Deputy Commissioner of the Bureau of Environmental Planning and Assessment of DEP, or such person as authorized by the Deputy Commissioner, certifying approval of an amendment or modification of this Declaration shall be annexed to any instrument embodying such amendment or modification.

     13. Any submittals necessary under this Declaration from Declarant to DEP shall be addressed to the Deputy Commissioner of the Bureau of Environmental Planning and Assessment of DEP, or such person as authorized by the Deputy Commissioner. As of the date of this Declaration DEP's address is:

                        New York City Department of Environmental Protection 59-17 Junction Blvd
                        Flushing, New York 11373

     14. Declarant expressly acknowledges that this Declaration is an essential element of the SEQRA review conducted in connection with the Application and as such the filing and recordation of this Declaration may be a precondition to the determination of significance pursuant to the SEQRA Regulations, Title 6 New York Code of Rules and Regulations ("NYCRR") Part 617.7.

     15. Declarant acknowledges that the satisfaction of the obligations set forth in this Declaration does not relieve Declarant of any additional requirements imposed by Federal, State or Local laws.

     16. This Declaration shall be governed by and construed in accordance with the laws of the State of New York.

     17. Wherever in this Declaration, the certification, consent, approval, notice or other action of Declarants, DEP or the City is required or permitted, such certification, consent, approval, notice or other action shall not be unreasonably withheld or delayed.

     18. In the event that any provision of this Declaration is deemed, decreed, adjudged or determined to be invalid or unlawful by a court of competent jurisdiction, such provision shall be severable and the remainder of this Declaration shall continue to be in full force and effect.

     19. This Declaration and its obligations and agreements are in contemplation of Declarant receiving approvals or modified approvals of the Application. In the event that the Declarant withdraws the Application before a final determination or the Application is not approved, the obligations and agreements pursuant to this Declaration shall have no force and effect and this Declaration shall be cancelled.

     20. Notice of Cancellation - Declarant may request that DEP issue a Notice of Cancellation upon the occurrence of the following steps: (i) Declarant has withdrawn the Application in writing before a final determination on the Application; (ii) the Application was not approved by the DCP; or (iii) DEP has issued a Final Notice of Satisfaction indicating that all potential hazardous materials have been removed or remediated and no further hazardous remediation is required on the Subject Properties. Upon such request, DEP shall issue a Notice of Cancellation after it has determined to DEP's own satisfaction that the above referenced steps, as applicable, have occurred. Upon receipt of a Notice of Cancellation from DEP, Declarant shall cause such Notice to be recorded in the same manner as the Declaration herein, thus rendering this Restrictive Declaration null and void. Declarant shall promptly deliver to DEP and the DCP a certified copy of such Notice of Cancellation as recorded.

         IN WITNESS WHEREOF, Declarant has executed this Declaration as of the day and year first above written.


                                       By: __________________________

                                       Title: ________________________

                          CERTIFICATE OF ACKNOWLEDGMENT


STATE OF NEW YORK     )
                                              ) .ss.:
COUNTY OF __________  )


On the ____ day of ______ in the year _____________ before me, the undersigned, personally appeared _____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity (ies), and that by his/her/their signature on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                  __________________________
                                  Notary Public

                                    EXHIBIT A

                     LEGAL DESCRIPTION OF SUBJECT PROPERTIES
                         Tax Block ___, Lots __________

                                    EXHIBIT B
                            [This is a sample form.]

    [Final version must appear on Title Co letterhead and be acknowledged by
                                    Title Co]

                     Certification of "Parties in Interest"

Parties in Interest as defined in subparagraph (c) in the definition of "zoning lot" in section 12-10 of the Zoning Resolution of the City of New York, effective December 15, 1961, as amended.

___________________, a Title Insurance Company licensed to do business in the State of New York and having its principal office at ___________________, hereby certifies that as to the land hereafter described being a tract of land, either unsubdivided or consisting of two or more lots of record, contiguous for a minimum of ten linear feet, located within a single block in the single ownership of ________________ and that all the parties in interest constituting a party as defined in section 12-10 subparagraph (c) of the Zoning Resolution of the City of New York, effective December 15, 1961, as amended, are as of the ___ day of _______, 20__ the following:

NAME/ADDRESS                                        NATURE OF INTEREST
                                                    Fee Owner
1.

2.                                                  Mortgage and secured party
                                                    on UCC Financing Statements

3.                                                 Tenant

The subject tract of land with respect to which the foregoing parties are thus parties in interest as aforesaid, is known as Tax Lot Number(s) ____ in Block ______ on the Tax map of the City of New York, _______ County and more particularly described as follows:


                            SEE ATTACHED SCHEDULE "A"

                                   EXHIBIT B-1

___________________________ being a "Party in Interest" as defined in Section 12-10 ("Zoning Lot"-- subdivision (c)) of the Zoning Resolution of the City of New York, effective December 15, 1961, as amended, with respect to the land known as Tax Lot(s) _______ in Block ______ on the Tax Map of the City of New York, _______County and more particularly described in Exhibit A attached hereto, hereby waives its right to execute a declaration dated _________, 20__ made by _________________ regarding hazardous materials testing and remediation on such land.

     IN WITNESS WHEREOF, the undersigned has executed this waiver this day of _____, 20__.


                                                 _____________________________

                                                 By: __________________________

                          CERTIFICATE OF ACKNOWLEDGMENT


STATE OF NEW YORK     )
                                              ) .ss.:
COUNTY OF __________  )


On the ____ day of ______ in the year _____________ before me, the undersigned, personally appeared _____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                  ____________________________
                                  Notary Public

                                    EXHIBIT C

                    DEP letter dated _______, 20__ to follow

                                                         EXHIBIT 5.1(a)(ii)(1)


                             [FORM OF MORTGAGE NOTE]


                                 GTJ REIT, INC.,
                            GREEN ACQUISITION, INC.,
                            TRIBORO ACQUISITION, INC,
                           JAMAICA ACQUISITION, INC.,
                            165-25 147TH AVENUE, LLC,
                      49-19 ROCKAWAY BEACH BOULEVARD, LLC,
                           85-01 24TH AVENUE, LLC, AND
                        114-15 GUY BREWER BOULEVARD, LLC


                              SENIOR MORTGAGE NOTE

No. MR-___                                                       [Date]

$___________                                                    PPN:  36238@ AA4

         FOR VALUE RECEIVED, each of GTJ REIT, INC., a Maryland corporation (the "Parent"), GREEN ACQUISITION, INC., a New York corporation, TRIBORO ACQUISITION, INC, a New York corporation, JAMAICA ACQUISITION, INC., a New York corporation, 165-25 147TH AVENUE, LLC, a New York limited liability company (the "First Green Operating Subsidiary"), 49-19 ROCKAWAY BEACH BOULEVARD, LLC, a New York limited liability company (the "Second Green Operating Subsidiary"), 85-01 24TH AVENUE, LLC, a New York limited liability company (the "Triboro Operating Subsidiary"), and 114-15 GUY BREWER BOULEVARD, LLC, a New York limited liability company (the "Jamaica Operating Subsidiary") (collectively, herein called the "Borrowers"), jointly and severally hereby promises to pay to ______________________, or registered assigns, the principal sum of __________________ DOLLARS (or so much thereof as shall remain outstanding) on July 1, 2010, subject to extension at the option of the Borrowers as set forth in Section 7 below (the "Maturity Date"), with interest (computed on the basis of a 360-day year of twelve 30-day months), payable monthly on the first day of each calendar month commencing on August 1, 2007 and at maturity, (i) on the unpaid balance at the rate of 6.59% per annum (the "Interest Rate"), and (ii) to the extent permitted by law, on any overdue payment of such interest and, during the continuance of an Event of Default (as defined below), on such unpaid principal balance and on any overdue payment of any Make-Whole Amount (as defined below), at a rate per annum from time to time equal to the Default Rate. The Default Rate shall mean the lesser of (a) the Interest Rate plus two percent (2%) and (b) the highest rate permitted by applicable law.

     1. Manner of Payment. Payment of principal, interest and any Make-Whole Amount with respect to this Mortgage Note are to be made in lawful money of the United States of America.

     2. Senior Mortgage Notes. This Mortgage Note is one of a class of senior notes (herein called the "Mortgage Notes") issued pursuant to the Loan Agreement, dated as of June 30, 2007 (as from time to time amended, restated or otherwise modified, the "Loan Agreement"), among the Borrowers, and the respective Lenders named therein, and is entitled to the benefits thereof and of a certain Mortgage and Security Agreement (the "Mortgage") of even date herewith made by the First Green Operating Subsidiary, the Second Green Operating Subsidiary, the Triboro Operating Subsidiary and the Jamaica Operating Subsidiary encumbering such parties' respective fee simple interest in the properties known as (i) 165-25 147th Avenue, Jamaica, Queens, (ii) 49-19 Rockaway Beach Boulevard, Averne, Queens, New York, (iii) 85-01 24th Avenue, East Elmhurst, New York and (iv) 114-15 Guy Brewer Boulevard, Jamaica, Queens, New York.

     3. Registered Mortgage Note. This Mortgage Note is a registered note and, as provided in the Loan Agreement, upon surrender of this Mortgage Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Mortgage Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Borrowers may treat the person in whose name this Mortgage Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Borrowers will not be affected by any notice to the contrary.

     4.  Optional  Prepayment.   This  Mortgage  Note  is  subject  to  optional
prepayment at the times and on the terms specified below:

     (a) Provided that there are no Non-Mortgage Loans (as defined in the Loan Agreement) outstanding or Commitments (as defined in the Loan Agreement) to make Non-Mortgage Loans available from the Lenders to the Borrowers, the Borrowers may, at their option, upon notice as provided in subsection (b), prepay the outstanding principal of this Mortgage Note, and all other notes evidencing the Mortgage Loan (as defined in the Loan Agreement), in whole but not in part at any time on or after the date that is 30 months after the date hereof, together with all accrued interest thereon and any applicable Make-Whole Amount.
Notwithstanding the above-described lock-out period, if Lenders permit the Borrowers to prepay the Non-Mortgage Loans prior to the expiration of the lock-out period, the Borrowers shall also be entitled to prepay the Mortgage Loan, together with all accrued interest thereon and any applicable Make-Whole Amount.

     (b) The Parent will give each Lender written notice of its intention to make the optional prepayment hereunder not less than five Business Days (as defined in the Loan Agreement) and in any event not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify (i) such date (which shall be a Business Day), (ii) the aggregate principal amount of the Mortgage Loan to be prepaid on such date, (iii) the principal amount of the Mortgage Loan held by each Lender to be prepaid, and (iv) the interest to be paid on the prepayment date with respect to such principal amounts being prepaid, accompanied by a certificate of a Senior Financial Officer (as defined in the Loan Agreement) as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to any such prepayment of the Mortgage Loan, the Parent shall deliver to each Lender a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

     (c) The principal amount of the Mortgage Loan shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Borrowers shall fail to pay such principal amount when so due and payable, on the date so fixed for prepayment, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.

     (d) The Borrowers will not and will not permit any Affiliate (as defined in the Loan Agreement) to prepay, purchase, redeem or otherwise acquire, directly or indirectly, the Mortgage Loan except upon the payment or prepayment of the Mortgage Loan in accordance with the terms of this Mortgage Note and the Loan Documents.

     (e) "Make-Whole Amount" means an amount equal to the excess, if any, of the Discounted Value of the Called Principal of the Mortgage Loan over the amount of such Called Principal; provided that the Make-Whole Amount may in no event be less than 1% of the Called Principal of the Mortgage Loan. In no event shall delivery to any of the Lenders of any certificate of a Senior Financial Officer (or of any other writing by or on behalf of any of the Borrowers) specifying the calculation of any Make-Whole Amount affect the rights of the Lenders to challenge the accuracy of any such calculation or the rights of the Lenders to be paid the full amount of any Make-Whole Amount due to them in accordance with the terms of this Agreement. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

     (i) "Called Principal" means the principal of such Mortgage Loan that is to be prepaid pursuant to the terms of this Section 4 or has become or is declared to be immediately due and payable as a result of an Event of Default (as defined in Section 9 below), as the context requires.

     (ii) "Discounted Value" means, with respect to the Called Principal of the Mortgage Loan, the amount obtained by discounting such Called Principal from the Maturity Date to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Mortgage Loans is payable) equal to the Reinvestment Yield with respect to such Called Principal.

     (iii) "Reinvestment Yield" means, with respect to the Called Principal of the Mortgage Loan, the yield to maturity implied by (i) the yield reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the applicable display page in the pages designated as Pages PX1 through 8 (or such other display as may replace such pages on Bloomberg Financial Markets ("Bloomberg") or, if such page (or its successor screen on Bloomberg) is unavailable, the Telerate Access Service screen that corresponds most closely to such page for actively traded U.S. Treasury securities having a maturity equal to the Remaining Life of such Called Principal as of such Settlement Date or (ii) if such yield is not reported as of such time or the yield reported as of such time is not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yield has been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for such U.S. Treasury security. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the Interest Rate.

     (iv) "Remaining Life" means, with respect to such Called Principal, the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the Maturity Date.

     (v) "Settlement Date" means the date on which such Called Principal is to be prepaid pursuant to this Section 4 or has become or is declared to be immediately due and payable as a result of an Event of Default.

     5. Method of Payment; When Payments Deemed Made. The Borrowers will pay all sums becoming due hereunder by Federal funds transfer of immediately available funds to the account of the Lender as specified in Schedule A to the Loan Agreement, or by such other method or at such other address as such Lender shall have from time to time specified to the Parent in writing for such purpose, without the presentation or surrender of any Mortgage Note or the making of any notation thereon. Any such payment to be made to the Lender shall be deemed to have been made on the Business Day such payment actually becomes available to the Lender at such Lender's bank prior to the 1:00 p.m. (local time in New York
City).

     6. Payments Due on Non-Business Days.

     Anything herein to the contrary notwithstanding (but without limiting the requirements of Section 4 that any date specified for prepayment of the Mortgage Loan shall be a Business Day), any payment of principal of or Make-Whole Amount or interest on the Mortgage Loan that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the Maturity Date is a date other than a Business Day, the payment otherwise due on the Maturity Date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

     7. Prepayment in the Event of Casualty or Condemnation; Prepayment Upon a Change in Control. Proceeds of casualty or condemnation shall be applied in accordance with Sections 2.04 and 2.05 of the Mortgage. In the event of a Change of Control (as defined in the Loan Agreement), Section 4.4 of the Loan Agreement shall govern.

     8. Extension of Maturity Date. Provided that no Default (as defined in the Loan Agreement) or Event of Default shall then be continuing, the Borrowers may extend the Maturity Date in strict accordance with Section 4.2(b) of the Loan Agreement. In no event shall the Maturity Date be extended more than two (2) years.

     9. Event of Default. An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

     (a) the Borrowers default in the payment of any principal or Make-Whole Amount with respect to this Mortgage Note or any other note evidencing the Mortgage Loan when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of otherwise; or

     (b) the Borrowers default in the payment of interest on this Mortgage Note or any other note evidencing the Mortgage Loan for more than two Business Days after the same become due and payable; or

     (c) an Event of Default shall occur under the Loan Agreement, the Mortgage or any other Loan Document.

     If an Event of Default occurs and is continuing, the principal of this Mortgage Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Loan Agreement.

     10. Joint and Several. Subject to Section 3.6 of the Loan Agreement, each Borrower shall be jointly and severally liable with respect to the obligations under this Mortgage Note.

     11. Governing Law. This Mortgage Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

Borrower:                   GTJ REIT, INC.


                            By:_____________________________
                                  Name:
                                  Title:

Borrower:                   GREEN ACQUISITION, INC.


                            By:_____________________________
                                  Name:
                                  Title:

Borrower:                   TRIBORO ACQUISITION, INC


                            By:_____________________________
                                  Name:
                                  Title:




Borrower:                   JAMAICA ACQUISITION, INC.


                            By:_____________________________
                                  Name:
                                  Title:

Borrower:                   165-25 147TH AVENUE, LLC

                            By:_____________________________
                                  Name:
                                  Title:


Borrower:                   49-19 ROCKAWAY BEACH BOULEVARD, LLC

                            By:_____________________________
                                  Name:
                                  Title:

Borrower:                   85-01 24TH AVENUE, LLC

                            By:_____________________________
                                   Name:
                                   Title:

Borrower:                   114-15 GUY BREWER BOULEVARD, LLC


                            By:_____________________________
                                   Name:
                                   Title:

                                                          EXHIBIT 5.1(a)(ii)(2)


                           [FORM OF NON-MORTGAGE NOTE]


                                 GTJ REIT, INC.,
                            GREEN ACQUISITION, INC.,
                            TRIBORO ACQUISITION, INC,
                           JAMAICA ACQUISITION, INC.,
                            165-25 147TH AVENUE, LLC,
                      49-19 ROCKAWAY BEACH BOULEVARD, LLC,
                           85-01 24TH AVENUE, LLC, AND
                        114-15 GUY BREWER BOULEVARD, LLC


                                   SENIOR NOTE

No. R-___                                               [Date]

$_____________                                          PPN:  36238@ AB2

     Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Loan Agreement referred to below.

     FOR VALUE RECEIVED, each of GTJ REIT, INC., a Maryland corporation, GREEN ACQUISITION, INC., a New York corporation, TRIBORO ACQUISITION, INC., a New York corporation, JAMAICA ACQUISITION, INC., a New York corporation, 165-25 147TH AVENUE, LLC, a New York limited liability company, 49-19 ROCKAWAY BEACH BOULEVARD, LLC, a New York limited liability company, 85-01 24TH AVENUE, LLC, a New York limited liability company, and 114-15 GUY BREWER BOULEVARD, LLC, a New York limited liability company (collectively, herein called the "Borrowers"), jointly and severally (but subject to the provisions of the Loan Agreement referred to below), hereby promises to pay to ______________________, or registered assigns:

     (a) the principal sum of _____________________ DOLLARS (or so much thereof as shall have been advanced and remain outstanding as Revolving Loans) on July 1, 2010, or such later date to which such Revolving Loan Maturity Date may be extended in accordance with such Loan Agreement, with interest (computed on the basis of a 360-day year of twelve 30-day months), payable monthly on each Monthly Interest Payment Date and at maturity, (i) on the unpaid balance referred to in this sub-paragraph (a) at the Variable Interest Rate, and (ii) to the extent permitted by law, on any overdue payment of such interest and, during the continuance of an Event of Default, on such unpaid balance, at a rate per annum from time to time equal to the Default Rate;

     (b) the principal sum of _____________________ DOLLARS (or so much thereof as shall have been advanced and remain outstanding as Initial Term Loans) on July 1, 2010, with interest (computed on the basis of a

          360-day year of twelve 30-day months), payable monthly on each Monthly Interest Payment Date and at maturity, (i) on the unpaid balance referred to in this sub-paragraph (a) at the Initial Term Loan Interest Rate, and (ii) to the extent permitted by law, on any overdue payment of such interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the Default Rate; and

     (c) any portion of the principal sum referred to in subparagraph (a) above that shall have been converted to an Additional Term Loan in accordance with Section 3.3 of the Loan Agreement (or so much thereof as shall not have been prepaid) on the Additional Term Loan Maturity Date, with interest (computed on the basis of a 360-day year of twelve 30-day months), payable on each Monthly Interest Payment Date and at maturity, (i) on the unpaid balance referred to in this sub-paragraph
          (b) at the Additional Term Loan Interest Rate, and (ii) to the extent permitted by law, on any overdue payment of such interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the Default Rate.

     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America as provided in the Loan Agreement.

     This Note is one of a class of senior notes (herein called the "Notes") issued pursuant to the Loan Agreement, dated as of June 30, 2007 (as from time to time amended, restated or otherwise modified, the "Loan Agreement"), among the Borrowers, and the respective Lenders named therein, and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in
Section 9.3 of the Loan Agreement and (ii) made the representations set forth in
Section 6.2(b) of the Loan Agreement. Each holder of this Note is a Lender under the Loan Agreement and, subject to the terms and provisions thereof, may have a Commitment to make additional Loans to the Borrowers thereunder.

     This Note is a registered Note and, as provided in the Loan Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Borrowers may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Borrowers will not be affected by any notice to the contrary.

     This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Loan Agreement, but not otherwise.

                                      -2-

     If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Loan Agreement.

     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

Borrower:                          GTJ REIT, INC.


                                   By:_____________________________
                                         Name:
                                         Title:

Borrower:                          GREEN ACQUISITION, INC.


                                   By:_____________________________
                                         Name:
                                         Title:

Borrower:                          TRIBORO ACQUISITION, INC


                                   By:_____________________________
                                         Name:
                                         Title:

Borrower:                          JAMAICA ACQUISITION, INC.


                                   By:_____________________________
                                         Name:
                                         Title:

Borrower:                          165-25 147TH AVENUE, LLC


                                   By:_____________________________
                                         Name:
                                         Title:

Borrower:                          49-19 ROCKAWAY BEACH BOULEVARD, LLC


                                   By:_____________________________
                                         Name:
                                         Title:

Borrower:                          85-01 24TH AVENUE, LLC


                                   By:_____________________________
                                         Name:
                                         Title:

Borrower:                          114-15 GUY BREWER BOULEVARD, LLC


                                   By:_____________________________
                                         Name:
                                         Title:

                                                                 Exhibit 5.2(b)


                            [FORM OF FUNDING NOTICE]


                                 FUNDING NOTICE

To:      Lenders Listed in Attached Annex 1

Re: Loan Agreement dated as of June 30, 2007 (the "Agreement"), among GTJ REIT, INC., a Maryland corporation, (the "Parent"), GREEN ACQUISITION, INC., a New York corporation; TRIBORO ACQUISITION, INC., a New York corporation; JAMAICA ACQUISITION, INC., a New York corporation; 165-25 147TH AVENUE, LLC, a New York limited liability company; 49-19 ROCKAWAY BEACH BOULEVARD, LLC, a New York limited liability company; 85-01 24TH AVENUE, LLC, a New York limited liability company; and 114-15 GUY BREWER BOULEVARD, LLC, a New York limited liability company, as Borrowers, and ING USA ANNUITY AND LIFE INSURANCE COMPANY, ING LIFE INSURANCE AND ANNUITY COMPANY, RELIASTAR LIFE INSURANCE COMPANY, and SECURITY LIFE OF DENVER INSURANCE COMPANY, as Initial Lenders. Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

Date of Funding Notice:  _______________, 20__

     Pursuant to Section 5.2(b) of the Agreement, the Parent hereby requests that each Lender make a Revolving Loan to the Borrowers pursuant to Section 3.1 of the Agreement in a principal amount equal such Lender's Percentage of the aggregate Funding Amount on the Funding Date and to the account of the Parent indicated below:

1.   Aggregate Funding Amount:                          $___________________
2.   Funding Date:  __________, 20__
3. Account for receipt of wire transfers:

             [Name of Bank]
             [Address of Bank]
             ABA No. ___________
             Name of account:  ____________________
             Account # __________
             Name and telephone number of person at Bank to contact with any questions:
             ______________, (___)___-________

      [Remainder of page intentionally blank; next page is signature page]

Parent:                                   GTJ REIT, INC.


                                          By: _________________________________
                                               Name:
                                               Title:
















                       [Signature page to Funding Notice]

                                     Annex 1

    ING USA ANNUITY AND LIFE INSURANCE COMPANY ING LIFE INSURANCE AND ANNUITY COMPANY RELIASTAR LIFE INSURANCE COMPANY SECURITY LIFE OF DENVER INSURANCE COMPANY c/o ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347

    Attn:  Private Placements
    Fax:  (770) 690-5057

    and

    Attn:  Operations/Settlements
    Fax:  (770) 690-4886

                                                             Exhibit 9.4(b)

                       [FORM OF ASSIGNMENT AND ACCEPTANCE]


                       ASSIGNMENT AND ACCEPTANCE AGREEMENT


     Assignment and Acceptance Agreement, dated as of __________, 20__, between [ASSIGNOR] ("Assignor") and [ASSIGNEE] ("Assignee").

                                   Background

     A. This Assignment and Acceptance Agreement (this "Agreement") relates to the Loan Agreement dated as of June 30, 2007 (as amended from time to time, the "Loan Agreement"), among GTJ REIT, INC., a Maryland corporation, GREEN ACQUISITION, INC., a New York corporation; TRIBORO ACQUISITION, INC., a New York corporation; JAMAICA ACQUISITION, INC., a New York corporation; 165-25 147TH AVENUE, LLC, a New York limited liability company; 49-19 ROCKAWAY BEACH BOULEVARD, LLC, a New York limited liability company; 85-01 24TH AVENUE, LLC, a New York limited liability company, and 114-15 GUY BREWER BOULEVARD, LLC, a New York limited liability company, as Borrowers, and ING USA ANNUITY AND LIFE INSURANCE COMPANY, ING LIFE INSURANCE AND ANNUITY COMPANY, RELIASTAR LIFE
INSURANCE COMPANY, and SECURITY LIFE OF DENVER INSURANCE COMPANY, as Initial Lenders.

     B. As provided in the Loan Agreement, Assignor has Commitments to make Loans to the Borrowers in an aggregate principal amount at any time outstanding not to exceed $__________.(1)

     C. Mortgage Loans made to the Borrowers by Assignor under the Loan Agreement in the aggregate principal amount of $____________ are outstanding on the date hereof, and Non-Mortgage Loans made to the Borrowers by Assignor under the Loan Agreement in the aggregate amount of $____________ are outstanding on the date hereof.

     D. Assignor proposes to assign to Assignee all of the rights of Assignor under the Loan Agreement in respect of (i) a portion of its Mortgage Commitment and Mortgage Loans in an amount equal to $_____ and (ii) a portion of its Non-Mortgage Commitment in an amount equal to $__________, together with a

___________________
1 If only Mortgage Notes and Mortgage Loans are being transferred, (i) delete this recital and all references throughout to Commitments and (ii) change references to "Loans" to "Mortgage Loans" throughout.

corresponding portion of its outstanding Non-Mortgage Loans (together, the "Assigned Amounts"), and Assignee proposes to accept assignment of such rights and assume the corresponding obligations from Assignor on such terms.

     In consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound, the parties hereto agree as follows:

     SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

     SECTION 2. Assignment. Assignor hereby assigns and sells to Assignee all of the rights of Assignor under the Loan Agreement to the extent of the Assigned Amounts, and Assignee hereby accepts such assignment from Assignor and assumes all of the obligations of Assignor under the Loan Agreement to the extent of the Assigned Amounts, including the purchase from Assignor of the corresponding portions of the principal amounts of the Loans made by Assignor outstanding at the date hereof. Upon the execution and delivery hereof by Assignor and Assignee and payment by Assignee of the amounts referred to in Section 3 hereof, (i) Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Lender under the Loan Agreement with Commitments in the amounts equal to the Assigned Amounts, (ii) the Commitments of Assignor shall, as of the date hereof, be reduced by a like amount and Assignor released from its obligations under the Loan Agreement to the extent such obligations have been assumed by Assignee, and (iii) Assignee otherwise shall be subject to and bound by the terms and provisions of the Loan Agreement, it being understood, without limiting the generality of the foregoing, that Assignee shall be deemed to have made the representations and warranties set forth in
Section 6.2 thereof as though Assignee were originally a party thereto. The assignment provided for herein shall be without recourse to Assignor.

     SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, Assignee shall pay to Assignor on the date hereof in Federal funds the amount heretofore agreed between them.(2) It is understood that Non-Use Fees accrued to the date hereof are for the account of Assignor and such fees accruing from and including the date hereof are for the account of Assignee.(3) Each of Assignor and Assignee hereby agrees that if it receives any amount under the Loan Agreement that is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.


_____________________-

(2) The amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by Assignee, net of any portion of any up-front fee to be paid by Assignor to Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

(3) If only Mortgage Commitment or Mortgage Loans and Mortgage Notes being transferred, delete this sentence.

     SECTION 4. Required Notice. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Parent certification as to exemption from deduction or withholding of any United States federal income taxes.

     SECTION 5. Non-Reliance on Assignor. Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder, that it has not created any adverse claim upon such interest and that such interest is free and clear of any adverse claim, and that it is authorized to enter into this Agreement. Assignor makes no other representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrowers, or the validity and enforceability of the obligations of the Borrowers in respect of the Loan Agreement or any Note. Assignee acknowledges that it has, independently and without reliance on Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrowers. Assignee represents and warrants that it is authorized to enter into this Agreement.

     SECTION 6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

     SECTION 7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed counterpart of this Agreement by facsimile or by e-mail of a PDF file or similar electronic image file shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or by e-mail also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, or binding effect hereof.

      [Remainder of page intentionally blank; next page is signature page]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                            [ASSIGNOR]


                                            By:____________________________
                                               Name:
                                               Title:

                                            [ASSIGNEE]


                                            By:____________________________
                                               Name:
                                               Title:





             [Signature page to Assignment and Acceptance Agreement]